UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the registrant ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
ADC Therapeutics SA
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ADC Therapeutics SA
Biopôle, Route de la Corniche 3B
1066 Epalinges
Switzerland
NOTICE OF THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Date and Time: June 3, 2025 at 4:00 AM EDT / 10:00 AM CEST
Location: Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland
Dear Shareholders:
We are pleased to invite you to the 2025 annual general meeting of shareholders (the “Annual Meeting”) of ADC Therapeutics SA (the “Company”) to be held on June 3, 2025, at 4:00 AM EDT / 10:00 AM CEST at the Company’s headquarters located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.
At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters, all of which are discussed in greater detail in the accompanying proxy statement:
1.
Approving the Company’s management report, annual financial statements and consolidated financial statements for the year ended December 31, 2024 (collectively, the “Reports”) and acknowledging the auditors’ reports for the year ended December 31, 2024 (the “Auditors’ Report”).

2.	Approving, on an advisory basis under Swiss law, the Company’s compensation report for the year ended December 31, 2024.
3.	Discharging the members of the board of directors and the executive committee from liability for the year ended December 31, 2024.
4.	Approving the appropriation of the financial results for the year ended December 31, 2024 by carrying forward the loss resulting from such year.
5.	Electing and reelecting nominees to the board of directors.
6.	Reelecting nominees to the compensation committee of the board of directors.
7.	Reelecting PHC Notaires, in Lausanne, Switzerland, as the independent proxy.
8.	Reelecting PricewaterhouseCoopers SA as the auditors.
9.	Approving, on a binding basis under Swiss law, the compensation of the board of directors and the executive committee.
10.	Approving, on an advisory basis under U.S. law, the compensation paid to our named executive officers.
11.	Approving an amendment to increase the number of shares authorized under 2019 Equity Incentive Plan.
12.	Approving amendments to article 4b of the articles of association to increase the Company’s conditional share capital for employee participation.
We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on April 9, 2025, are entitled to notice of and vote at the Annual Meeting or any postponement(s) or adjournment(s) of the Annual Meeting.

Under U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to make our proxy materials available to all of our shareholders over the Internet. We will be able to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 24, 2025, we will commence sending to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting, the Reports and the Auditors’ Report. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Whether or not you plan to attend the Annual Meeting, it is important that you cast your vote. You may vote over the Internet or by mail. You are urged to vote in accordance with the instructions set forth in the accompanying proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend.
Thank you for your ongoing support of and interest in ADC Therapeutics SA.
By order of the board of directors,
/s/ Ron Squarer
Chair of the board of directors
/s/ Peter J. Graham
Secretary

INFORMATION ABOUT THE ANNUAL MEETING	2
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE MATTERS	7
EXECUTIVE COMPENSATION	14
DIRECTOR COMPENSATION	30
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	37
PRINCIPAL ACCOUNTING FEES AND SERVICES	38
AUDIT COMMITTEE REPORT	39
PROPOSAL NO. 1: APPROVING THE COMPANY’S MANAGEMENT REPORT, ANNUAL FINANCIAL STATEMENTS AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2024 AND ACKNOWLEDGING THE AUDITORS’ REPORTS FOR THE YEAR ENDED DECEMBER 31, 2024	40
PROPOSAL NO. 2: APPROVING, ON AN ADVISORY BASIS UNDER SWISS LAW, THE COMPANY’S COMPENSATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2024	41
PROPOSAL NO. 3: DISCHARGING THE MEMBERS OF THE BOARD OF DIRECTORS AND THE EXECUTIVE COMMITTEE FROM LIABILITY FOR THE YEAR ENDED DECEMBER 31, 2024	42
PROPOSAL NO. 4: APPROVING THE APPROPRIATION OF THE FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2024 BY CARRYING FORWARD THE LOSS RESULTING FROM SUCH YEAR	43
PROPOSAL NO. 5: ELECTING AND REELECTING NOMINEES TO THE BOARD OF DIRECTORS	44
PROPOSAL NO. 6: REELECTING NOMINEES TO THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	46
PROPOSAL NO. 7: REELECTING PHC NOTAIRES, IN LAUSANNE, SWITZERLAND, AS THE INDEPENDENT PROXY	47
PROPOSAL NO. 8: REELECTING PRICEWATERHOUSECOOPERS SA AS THE AUDITORS	48
PROPOSAL NO. 9: APPROVING, ON A BINDING BASIS UNDER SWISS LAW, THE COMPENSATION OF THE BOARD OF DIRECTORS AND THE EXECUTIVE COMMITTEE	49
PROPOSAL NO. 10: APPROVING, ON AN ADVISORY BASIS UNDER U.S. LAW, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	50
PROPOSAL NO. 11: APPROVING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE 2019 EQUITY INCENTIVE PLAN	51
PROPOSAL NO. 12: APPROVING AMENDMENTS TO ARTICLE 4b OF THE ARTICLES OF ASSOCIATION TO INCREASE THE COMPANY’S CONDITIONAL SHARE CAPITAL FOR EMPLOYEE PARTICIPATION	53
OTHER MATTERS	55

i

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ADC Therapeutics SA
Biopôle, Route de la Corniche 3B
1066 Epalinges
Switzerland
PROXY STATEMENT
2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Date and Time: June 3, 2025, at 4:00 AM EDT / 10:00 AM CEST
Location: Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland
This proxy statement (this “Proxy Statement”) and Notice of 2025 Annual General Meeting of Shareholders are being provided to you in connection with the solicitation of proxies by our board of directors for use at our 2025 annual general meeting of shareholders (the “Annual Meeting”) to be held on June 3, 2025, at 4:00 AM EDT / 10:00 AM CEST at the Company’s headquarters located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.
Shareholders of record at the close of business on April 9, 2025 are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.
On or about April 24, 2025, we made available this Proxy Statement and the attached Notice of 2025 Annual General Meeting of Shareholders to all shareholders entitled to vote at the Annual Meeting and we began sending the Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the year ended December 31, 2024, containing our financial statements for the year ended December 31, 2024, accompanies this Proxy Statement and forms part of the proxy materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2025
This Proxy Statement is not a form for voting and presents only an overview of the proxy materials, which contain important information. You are encouraged to access and view the complete proxy materials before voting. This Proxy Statement and the proxy materials, including our Annual Report on Form 10-K, management report, annual financial statements, consolidated financial statements, auditors’ reports and compensation report for the year ended December 31, 2024, are available for viewing, printing and downloading at ir.adctherapeutics.com/sec-filings/annual-reports-and-proxies/default.aspx. Additionally, you can find a copy of this Proxy Statement and our Annual Report on Form 10-K on the website of the U.S. Securities and Exchange Commission (the “SEC”) at sec.gov. You may also obtain a printed copy of this Proxy Statement and the proxy materials, including our Annual Report on Form 10-K, management report, annual financial statements, consolidated financial statements, auditors’ reports and compensation report for the year ended December 31, 2024, at no cost, upon written or oral request to us at the following address: Investor Relations, ADC Therapeutics SA, c/o ADC Therapeutics America, Inc., 430 Mountain Avenue, 4th Floor, New Providence, NJ 07974; (908) 731-5556.

INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
ADC Therapeutics SA (the “Company”) is soliciting proxies for the Annual Meeting. You are receiving this Proxy Statement because you owned common shares of the Company at the close of business on April 9, 2025, the record date for the Annual Meeting, which entitles you to vote at the Annual Meeting, unless you dispose of your common shares or otherwise cease to have voting rights in relation to your common shares before the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
When and where is the Annual Meeting?
The Annual Meeting is scheduled to be held on June 3, 2025, at 4:00 AM EDT / 10:00 AM CEST at the Company’s headquarters located at Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:
1.
Approving the Company’s management report, annual financial statements and consolidated financial statements for the year ended December 31, 2024 (collectively, the “Reports”) and acknowledging the auditors’ reports for the year ended December 31, 2024 (the “Auditors’ Report”).

2.	Approving, on an advisory basis under Swiss law, the Company’s compensation report for the year ended December 31, 2024.
3.	Discharging the members of the board of directors and the executive committee from liability for the year ended December 31, 2024.
4.	Approving the appropriation of the financial results for the year ended December 31, 2024, by carrying forward the loss resulting from such year.
5.	Electing and reelecting nominees to the board of directors.
6.	Reelecting nominees to the compensation committee of the board of directors.
7.	Reelecting PHC Notaires, in Lausanne, Switzerland, as the independent proxy.
8.	Reelecting PricewaterhouseCoopers SA as the auditors.
9.	Approving, on a binding basis under Swiss law, the compensation of the board of directors and the executive committee.
10.	Approving, on an advisory basis under U.S. law, the compensation paid to our named executive officers.
11.	Approving an amendment to increase the number of shares authorized under the 2019 Equity Incentive Plan.
12.	Approving amendments to article 4b of the articles of association to increase the Company’s conditional share capital for employee participation.
We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, unless the shareholder has given the Independent Proxy different instructions, the Independent Proxy will have authority to vote the proxy on such matters in accordance with the recommendations of the board of directors.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we are permitted to furnish proxy materials to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet

Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Most shareholders will not receive printed copies of the proxy materials unless they request them.
Instead, the Notice, which was mailed to our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice.
When is the record date for the Annual Meeting?
The record date for the meeting is April 9, 2025. Only shareholders of record at the close of business on that date are entitled to vote at the meeting (unless they dispose of their shares before the Annual Meeting). No shareholders will be registered in the share register, and will thus become shareholders of record, between the record date and the date of the Annual Meeting.
Will I be able to vote if I sell my shares after the record date?
Only shareholders of record at the close of business on the record date are entitled to vote at the Annual Meeting. Shareholders who sell their shares prior to the Annual Meeting will not be able to vote even if they are in possession of the proxy materials.
How many shares were outstanding as of the record date?
At the close of business on the record date, there were        common shares outstanding. The number of common shares that will be entitled to vote at the Annual Meeting will vary depending on how many common shares are deregistered between the record date and the date of the Annual Meeting.
To how many votes am I entitled?
Each common share is entitled to one vote per share on all matters presented for a vote. However, our articles of association provide that, if an individual or legal entity acquires shares and, as a result, directly or indirectly, has (alone or in concert with other parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, the shares exceeding the 15% limit shall be entered in the share register as shares without voting rights. If shares are being held by a nominee for third-party beneficiaries that control (alone or together with third parties) voting rights with respect to more than 15% of the share capital, the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the 15% limit.
Members of the board of directors and the executive committee and their representatives and entities controlled by them are not allowed to vote on Proposal #3 (discharging the members of the board of directors and the executive committee from liability).
What is the difference between being a shareholder of record and a beneficial owner?
Many of our shareholders hold their shares through brokers, banks or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a shareholder of record and a beneficial owner.
Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are the shareholder of record, and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to attend and vote at the Annual Meeting.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered to be the shareholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote in advance of the meeting through the voting instruction card. You may vote by following those instructions.

I share an address with another shareholder. What do I do if we received only one paper copy of the proxy materials and want additional copies, or we received multiple copies and want only one?
SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more shareholders sharing an address by delivering one proxy statement to those shareholders. This procedure, known as “householding,” reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any shareholder of record at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, such shareholder of record may contact Investor Relations, ADC Therapeutics SA, c/o ADC Therapeutics America, Inc. 430 Mountain Avenue, 4th Floor, New Providence, NJ 07974 or by calling (908) 731-5556. Beneficial holders may contact their bank, brokerage firm, or other nominee to request information about householding.
Conversely, if shareholders of record living at the same address received multiple copies of the Notice and, if applicable, the proxy materials, you may request delivery of a single copy by contacting us as set forth above. Beneficial holders may contact their bank, brokerage firm, or other nominee to request a single copy of the Notice and, if applicable, the proxy materials.
How is a quorum reached?
There is no quorum requirement for the Annual Meeting. Under Swiss law, corporations do not have specific quorum requirements for shareholder meetings, and our articles of association do not otherwise provide for a quorum requirement.
Who is the independent voting representative for the Annual Meeting and how do I get in touch?
Swiss law requires public companies to appoint an independent voting representative (the “Independent Proxy”), to whom shareholders of record and nominees can give a proxy to vote on their behalf as well as voting instructions. The Company’s Independent Proxy is PHC Notaires, in Lausanne, Switzerland. You may contact the Independent Proxy at PHC Notaires, Pl. Benjamin-Constant 2, Case postale 1269, 1001 Lausanne, Switzerland.
How can I vote my shares in advance of the Annual Meeting?
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.
If you are a shareholder of record, you may vote by giving voting instructions and authorization to the Independent Proxy electronically through the Computershare portal with the individual shareholder number (QR Code). To do so, shareholders of record should follow the instructions given in the Notice. Shareholders of record may also give voting instructions and authorization to the Independent Proxy through Computershare by mail, using a proxy card.
If you are a beneficial owner, you may vote by giving voting instructions and authorization to the Independent Proxy electronically pursuant to the instructions of your broker or nominee and should use the portal designated by your broker or nominee. Beneficial owners should observe the deadlines to submit voting instructions and authorizations that are set in the instructions of their broker or nominee.
Can I attend the Annual Meeting in person?
If you are a shareholder of record, or if you are a beneficial owner and have obtained a legal proxy from your broker, bank or nominee authorizing you to vote at the Annual Meeting, you may attend the Annual Meeting in person or arrange to be represented by another person, in each case using the proxy card. We recommend that you give voting instructions and authorization to the Independent Proxy even if you plan to attend the Annual Meeting in person.
Individuals who plan to attend the Annual Meeting in person need to present their proxy card and a valid government-issued proof of identity at the Annual Meeting venue. Such individuals are urged to arrive at the Annual Meeting venue no later than 10:00 a.m. CEST on June 3, 2025.

To enable us to determine attendance correctly, any individual leaving the Annual Meeting early or temporarily will be requested to present their proxy card upon exit.
Can I revoke my proxy and change my vote?
You may revoke your proxy by notifying the Independent Proxy in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet, or by attending the Annual Meeting and voting in person. If you choose to revoke your proxy by notifying the Independent Proxy or by returning a signed proxy with a later date, you must ensure that such action is taken and any notices or documents are received no later than May 27, 2025, 11:59 p.m. EDT / May 28, 2025, at 5:59 a.m. CEST. If you choose to revoke your proxy by transmitting a subsequent vote over the Internet, you must do so prior to the close of the Internet voting facility at May 29, 2025, 11:59 p.m. EDT / May 30, 2025, at 5:59 a.m. CEST. If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.
What if I do not vote my shares?
If you are a shareholder of record, if you do not vote or give instructions to the Independent Proxy to vote, your shares will not be counted for or against the proposals.
If you are a beneficial owner, if you do not vote or give instructions to the Independent Proxy to vote via your broker or nominee, then under applicable rules, your broker or nominee will still be able to vote your shares with respect to certain “routine” items. Proposal #1 (approving the Reports and acknowledging the Auditors’ Report), Proposal #4 (approving the appropriation of the financial results), Proposal #7 (reelecting the independent proxy) and Proposal #8 (reelecting the auditors) are considered routine items. Accordingly, your broker may vote your shares in its discretion with respect to these proposals even if you do not give voting instructions. With respect to other proposals, which are “non-routine” items, your shares will not be represented, and your broker may not vote your shares, with respect to these proposals and your shares will be counted as “broker non-votes,” which will not be counted for or against the proposals. We encourage you to give your broker or nominee voting instructions with respect to “routine” and “non-routine” items.
How does the board of directors recommend I vote on the proposals?
The board of directors recommends that you vote “FOR” Proposal #1 (approving the Reports and acknowledging the Auditors’ Report), Proposal #2 (approving, on an advisory basis under Swiss law, the Company’s compensation report), Proposal #3 (discharging the members of the board of directors and the executive committee from liability), Proposal #4 (approving the appropriation of the financial results), all subparts of Proposal #5 (electing and reelecting directors), all subparts of Proposal #6 (reelecting compensation committee members), Proposal #7 (reelecting the independent proxy), Proposal #8 (reelecting the auditors), all subparts of Proposal #9 (approving, on a binding basis under Swiss law, the compensation of the board of directors and the executive committee), Proposal #10 (approving, on an advisory basis under U.S. law, the compensation paid to the named executive officers), Proposal #11 (approving an amendment to increase the number of shares authorized under the 2019 Equity Incentive Plan), and Proposal #12 (approving amendments to article 4b of the articles of association to increase the Company’s conditional share capital for employee participation).
What is the vote required to approve the proposals and how are votes counted?
The affirmative vote of a majority of votes represented at the Annual Meeting is required for Proposal #1 (approving the Reports and acknowledging the Auditors’ Report), Proposal #2 (approving, on an advisory basis under Swiss law, the Company’s compensation report), Proposal #3 (discharging the members of the board of directors and the executive committee from liability), Proposal #4 (approving the appropriation of the financial results), all subparts of Proposal #5 (electing reelecting directors), all subparts of Proposal #6 (reelecting compensation committee members), Proposal #7 (reelecting the independent proxy), Proposal #8 (reelecting the auditors), all subparts of Proposal #9 (approving, on a binding basis under Swiss law, the compensation of the board of directors and the executive committee), Proposal #10 (approving, on an advisory basis under U.S. law, the compensation paid to the named executive officers), and Proposal #11 (approving an amendment to increase the number of shares authorized under the 2019 Equity Incentive Plan). The affirmative vote of two-thirds of votes represented at the Annual Meeting is required for Proposal #12 (approving amendments to article 4b of the articles of association to increase the Company’s conditional share capital for employee participation). Abstentions will have the same effect as votes “AGAINST” these proposals. Broker non-votes will have no effect on the result of these proposals. Please refer to “What if I do not vote my shares?” regarding brokers’ ability to vote your shares with respect to routine items.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any matters that may come before the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, unless the shareholder has given the Independent Proxy different instructions, the Independent Proxy will have authority to vote the proxy on such matters in accordance with the recommendation of the board of directors.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
The board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We have retained Alliance Advisors, LLC as proxy solicitor to assist in the solicitation of proxies for $18,000.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
How can I find out the results of the voting at the Annual Meeting?
Final voting results will be contained in a Current Report on Form 8-K that will be filed within four business days after the Annual Meeting.
Who should I call if I have any additional questions?
If you are a shareholder of record, you may contact Investor Relations, ADC Therapeutics SA, c/o ADC Therapeutics America, Inc. 430 Mountain Avenue, 4th Floor, New Providence, NJ 07974 or by calling (908) 731-5556. If you are a beneficial owner, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE MATTERS
Directors and Executive Officers
The following table presents information about our current executive officers and directors. Ages are provided as of April 1, 2025.

Name	Position(s)	Age
Executive Officers and Directors
Ameet Mallik	Chief Executive Officer and Director	52
Jose “Pepe” Carmona	Chief Financial Officer	53
Peter Graham	Chief Legal Officer	58
Mohamed Zaki	Chief Medical Officer	60
Non-Executive Directors
Ron Squarer	Chairman of the Board of Directors	58
Robert Azelby	Director	57
Jean-Pierre Bizzari	Director	70
Peter Hug	Director	66
Viviane Monges	Director	61
Tyrell J. Rivers	Director	52
Victor Sandor	Director	58

Executive Officers
Ameet Mallik has been our Chief Executive Officer since May 2022 and a member of our board of directors since June 2022. From 2005 to April 2021, Mr. Mallik served in various positions at Novartis, including as Executive Vice President and Head, U.S. Oncology from November 2017 to April 2021 and as Senior Vice President, Head of Global Marketing, Value and Access from November 2015 to November 2017. Prior to that, Mr. Mallik held various commercial roles at Sandoz and was an Associate Principal at McKinsey. From May 2021 to January 2022, Mr. Mallik served as the Chief Executive Officer of Rafael Holdings. Mr. Mallik also serves on the board of directors of Atara Biotherapeutics, Inc. and the non-profit NJ LEEP. Mr. Mallik holds an M.B.A. from The Wharton School at the University of Pennsylvania, and an M.S. in Biotechnology and B.S. in Chemical Engineering, both from Northwestern University. We believe that Mr. Mallik’s extensive experience in the biotech and biopharma space and leadership of our company make him a valuable addition to our board of directors.
Jose “Pepe” Carmona has been our Chief Financial Officer since December 2022. From October 2020 to November 2022, Mr. Carmona served as Chief Financial Officer of Rubius Therapeutics. From May 2017 to September 2020, Mr. Carmona served as Chief Financial Officer of Radius Health. Prior to that, Mr. Carmona served as the Chief Financial Officer of Innocoll Holdings and its predecessor entity, Innocoll, and Chief Financial Officer of Alcon Europe, Middle East & Africa, a division of Novartis, and served in numerous financial management positions with increasing responsibility at Novartis. Mr. Carmona holds a B.S. in industrial civil engineering from Universidad Tecnica Federico Santa Maria and an M.B.A. from Columbia Business School.
Peter Graham has been our Chief Legal and Compliance Officer and Secretary since March 2024. Previously, Mr. Graham served as our Chief Legal Officer and Secretary since November 2022. From 2015 until its sale to Halozyme Therapeutics in 2022, Mr. Graham served as Executive Vice President, General Counsel, Chief Compliance Officer, Human Resources and Secretary of Antares Pharma. Previously, he served as Executive Vice President, General Counsel, Chief Compliance Officer and Global Human Resources at Delcath Systems from 2010 to 2015. Prior to that, Mr. Graham held various senior executive legal and compliance roles at ACIST Medical Systems, E-Z-EM, and AngioDynamics. Mr. Graham received his J.D. from Yeshiva University’s Benjamin N. Cardozo School of Law and his B.A. in Political Science from the University of Wisconsin-Madison.
Mohamed Zaki, M.D., Ph.D., has been our Chief Medical Officer since January 2023. From September 2018 to December 2022, Dr. Zaki served in senior clinical development roles at AbbVie, including as Vice President & Global Head of Oncology Clinical Development and Vice President & Global Head of Hematology Clinical Development. From February 2010 to September 2018, Dr. Zaki served in various senior clinical development roles at Celgene. Prior to that, Dr. Zaki worked at Sanofi-Aventis and Centocor, a subsidiary of Johnson & Johnson. Dr. Zaki holds an M.D. and an M.S. from Ain Shams University School of Medicine and a Ph.D. jointly from the University of Pennsylvania and Ain Shams University School of Medicine. Dr. Zaki also served on the faculty of both institutions and was a practicing physician earlier in his career.
Non-Executive Directors
Ron Squarer has been the Chairman of our board of directors since April 2020. From 2012 to its acquisition by Pfizer in August 2019, he served as the Chief Executive Officer at Array BioPharma. Previously, Mr. Squarer served in various senior positions at Hospira, which was later acquired by Pfizer, including as Chief Commercial Officer. In addition, Mr. Squarer has held leadership roles at Pfizer (focused on oncology) and at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline). In addition to our board of directors, Mr. Squarer also serves as a member of the board of directors of Travere Therapeutics. Previously, Mr. Squarer served as chairman of the board of directors of Deciphera Pharmaceuticals through its acquisition by Ono Pharmaceutical Co., Ltd in June 2024. Mr. Squarer holds a B.S. in biochemistry from the University of California, Berkeley, and an M.B.A. from Northwestern University’s Kellogg School of Management. We believe that Mr. Squarer’s extensive experience in the biotech and biopharma space makes him a valuable addition to our board of directors.
Robert Azelby has been a Non-Executive Director of our board of directors since June 2023. From October 2020 to February 2023, he served as President and Chief Executive Officer of Eliem Therapeutics. Prior to that, Mr. Azelby served as the Chief Executive Officer of Alder BioPharmaceuticals from June 2018 until its acquisition by H. Lundbeck in 2019. From November 2015 to May 2018, Mr. Azelby served as Executive Vice President, Chief Commercial Officer of Juno Therapeutics. Prior to that, Mr. Azelby served in various positions at Amgen, including vice president and general manager, oncology, vice president, Amgen oncology sales, vice president, commercial effectiveness unit and general manager of Amgen Netherlands. Mr. Azelby currently serves on the board of directors of Autolus Therapeutics, Cardinal Health and Terns Pharmaceuticals. He previously served on the board of directors of Eliem Therapeutics, Alder BioPharmaceuticals, Chinook Therapeutics, Clovis Oncology, Cascadian Therapeutics and Immunomedics. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School. We believe that Mr. Azelby’s extensive experience in the biotech and biopharma space makes him a valuable addition to our board of directors.
Jean-Pierre Bizzari, M.D., has been a Non-Executive Director of our board of directors since June 2022. He is a member of the scientific advisory board of France’s National Cancer Institute and a board member of the European Organisation of Research and Treatment of Cancer. From 2008 to 2015, Dr. Bizzari served as Executive Vice President, Group Head of Clinical Development Oncology at Celgene Corporation. Prior to that, he held various senior clinical development positions at Sanofi S.A., Aventis and Rhône-Poulenc. In addition to our board of directors, Dr. Bizzari also serves as a member of the board of directors of, Oxford BioTherapeutics, NETRIS Pharma and APREA Therapeutics. Dr. Bizzari holds an M.D. from Nice Medical School. We believe that Mr. Bizzari’s extensive experience in the biotech and biopharma space makes him a valuable addition to our board of directors.
Peter Hug, Ph.D., has been a Non-Executive Director of our board of directors since June 2019. From 1983 to 2018, Dr. Hug served in various positions at F. Hoffmann-La Roche, including as head of Roche Pharma EEMEA region, head of Roche Pharma Europe region and Executive Vice President of Roche Pharma Partnering. In addition to our board of directors, Dr. Hug also serves as a member of the board of directors of Mundipharma MEA and AC BioScience Ltd. Dr. Hug holds a Ph.D. in economics from the University of Basel. We believe that Mr. Hug’s extensive experience in the biotech and biopharma space makes him a valuable addition to our board of directors.
Viviane Monges has been a Non-Executive Director of our board of directors since June 2021. From 2010 to 2017, she served in various senior financial leadership positions at Nestlé S.A., including as Vice President, Finance and Control from 2015 to 2017. Prior to that, Ms. Monges served as Group Chief Financial Officer of Galderma S.A., Global Chief Financial Officer of the OTC Division of Novartis and Chief Financial Officer of the Global Pharma Business Unit at Wyeth Pharmaceuticals, Inc.. In addition to our board of directors, Ms. Monges serves on the board of directors of Novo Holdings, Pharvaris and bioMérieux SA. She holds a B.A. and an M.B.A. in finance and public administration from the École Supérieure de Commerce de Paris. We believe that Ms. Monges’ extensive experience in the biotech and biopharma space makes her a valuable addition to our board of directors.

Tyrell J. Rivers, Ph.D., has been a Non-Executive Director of our board of directors since June 2018. Dr. Rivers is a Vice President within AstraZeneca’s Corporate Development & Ventures group and has been with the group since 2014. From 2009 to 2014, Dr. Rivers was at MedImmune Ventures specializing in biotechnology investing. In addition to our board of directors, Dr. Rivers also serves as a member of the board of directors of Cellectis S.A., Cerapedics, Inc., Fuse Biosciences Limited, Nucleus RadioPharma, Inc., Quell Therapeutics, Ltd., and SixPeaks Bio AG. Dr. Rivers holds a B.S. in chemical engineering from the Massachusetts Institute of Technology, an M.S. in engineering from the University of Texas at Austin, an M.B.A. from New York University Stern School of Business and a Ph.D. in chemical engineering from the University of Texas at Austin. We believe that Mr. Rivers’ extensive experience in the biotech and biopharma space makes him a valuable addition to our board of directors.
Victor Sandor, M.D. C.M., has been a Non-Executive Director of our board of directors since April 2020. From 2014 to its acquisition by Pfizer in August 2019, he served as the Chief Medical Officer at Array BioPharma. Previously, Dr. Sandor served in various senior positions at Incyte, including as Senior Vice President of Global Clinical Development, at Biogen Idec, including as Vice President and Chief Medical Officer for Oncology, and at AstraZeneca. In addition to our board of directors, Dr. Sandor also serves as a member of the board of directors of Merus, Prelude Therapeutics and Kymera Therapeutics. Dr. Sandor holds a M.D. C.M from McGill University and completed a Fellowship in Medical Oncology at the National Cancer Institute in Bethesda Maryland. We believe that Mr. Sandor’s extensive experience in the biotech and biopharma space makes him a valuable addition to our board of directors.
Director Independence
The board of directors has affirmatively determined that each of Robert Azelby, Jean-Pierre Bizzari, Peter Hug, Viviane Monges, Tyrell J. Rivers and Victor Sandor is an independent director within the meaning of NYSE listing standards.
Board Leadership Structure
Ron Squarer serves as chair of the board of directors. The chair of the board of directors, among other responsibilities, chairs meetings of shareholders and meetings of the board of directors, leads the board of directors and coordinates the board of directors’ organization of the supervision of the chief executive officer.
As Mr. Squarer is not an independent director within the meaning of NYSE listing standards, pursuant to our organizational regulations and Corporate Governance Guidelines, the board appointed Peter Hug as lead independent director and vice-chairman. The lead independent director, among other responsibilities, presides over executive sessions of non-employee directors and executive sessions of independent directors, works with the chair of the board of directors and the chief executive officer to develop and review agendas and materials for board of directors meetings, works with the chair of the board of directors to develop and approve the schedule for meetings of the board of directors, liaises and facilitates communications between the independent directors and the chair of the board of directors, the chief executive officer and management, and leads the independent directors to assess the performance of the chair of the board of directors.
The board of directors believes that its current leadership structure is in the best interests of the Company and the shareholders at this time. The board of directors currently believes that separating the roles of chief executive officer role from the board chair role and appointing a lead independent director if the board chair is not an independent director put the board of the directors in the best position to oversee executives, monitor and respond to key risks and strategic initiatives and act in the best interest of shareholders. However, the board of directors does not have a policy with respect to the separation of the roles of chief executive officer and chair of the board of directors. The board of directors believes that this matter should be discussed and determined by the board of directors from time to time, based on all of the then-current facts and circumstances. If the chief executive officer also serves as the chair of the board of directors, as the chief executive officer would not be an independent director within the meaning of NYSE listing standards, pursuant to our organizational regulations and Corporate Governance Guidelines, the board of directors would appoint a lead independent director.
Committees of the Board of Directors
Our board of directors has established four separate committees: an audit committee, a compensation committee, a nomination and corporate governance committee; and a science and technology committee. Each committee’s charter is available on the Investors section of our website at adctherapeutics.com.

Audit Committee
The audit committee consists of Viviane Monges (chair), Robert Azelby and Tyrell Rivers. If elected to our board of directors, Timothy Coughlin will chair the audit committee. Tyrell Rivers will cease to be a member of the audit committee after the Annual Meeting. Our board of directors has determined that all members of the audit committee are financially literate, that each of Vivian Monges, Robert Azelby and Tyrell Rivers is considered an “audit committee financial expert” as defined by the SEC and that all members of the audit committee satisfy the “independence” requirements set forth in NYSE listing standards and Rule 10A-3 under the Exchange Act. The audit committee is governed by a charter that complies with the NYSE listing standards. The audit committee has the responsibility to, among other things:
•
subject to recommendation by the board directors to our shareholders and election by our shareholders as required by the laws of Switzerland, select, appoint, retain, terminate and oversee the work of the independent auditor;

•	pre-approve the audit services and non-audit services to be provided by the independent auditor pursuant to pre-approval policies and procedures;
•	evaluate the independent auditor’s qualifications, performance and independence, and present its conclusions with respect to the independent auditor to the board of directors;
•	at least annually, evaluate the performance, responsibilities, budget and staffing of the internal audit function and review and approve the internal audit plan;
•	review and discuss with management and the independent auditor the annual audited consolidated and stand-alone financial statements and unaudited quarterly financial statements;
•	review the type and presentation of information included in the earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•	in conjunction with the chief executive officer and chief financial officer, review disclosure controls and procedures and internal control over financial reporting;
•	review policies and practices with respect to risk assessment and risk management; and
•	review any major litigation or investigations against the Company that may have a material impact on the Company’s financial statements.
The audit committee meets as often as it determines is appropriate to carry out its responsibilities, but in any event meets at least four times per year.
Compensation Committee
The compensation committee consists of Peter Hug (chair), Robert Azelby and Victor Sandor. Our board of directors has determined that all members of the compensation committee satisfy the “independence” requirements set forth in NYSE listing standards. In addition, all members of the compensation committee are non-employee directors under Section 16 of the Exchange Act. The compensation committee is governed by a charter that complies with the NYSE listing standards. The compensation committee has the responsibility to, among other things:
•	review and, subject to the shareholder approval, approve, or make recommendations to the independent directors of the board of directors for approval of, the compensation of the executive committee;
•	review and make recommendations to the board of directors for approval, subject to the shareholder approval, of the compensation of members of the board of directors;
•
identify, review and approve the corporate objectives, performance metrics and target values of the compensation of the extended management team, other than members of the executive committee, and review and approve the recommendation of the chief executive officer regarding the fixed and variable compensation of the members of the management team, other than members of the executive committee;

•	review and make recommendations to the board of directors regarding our compensation and benefits policies, strategy and plans;

•	administer our compensation and benefits plans; and
•	review and assess risks arising from our employee compensation policies and practices.
Nomination and Corporate Governance Committee
The nomination and corporate governance committee consists of Jean-Pierre Bizzari (chair), Peter Hug and Viviane Monges. Our board of directors has determined that all members of the nomination and corporate governance committee satisfy the “independence” requirements set forth in NYSE listing standards. The nomination and corporate governance committee is governed by a charter that complies with the NYSE listing standards. The nomination and corporate governance committee has the responsibility to, among other things:
•	oversee searches for and identify qualified individuals for membership on the board of directors;
•	recommend to the board of directors criteria for membership on the board of directors and its committees and recommend individuals for membership on the board of directors and its committees;
•	oversee self-evaluations of the board of directors and its committees;
•	review succession planning for the board of directors and management; and
•	oversee compliance with the Business Code of Conduct and Ethics and Corporate Governance Guidelines.
Science and Technology Committee
The science and technology committee, consists of Victor Sandor (Chair), Jean-Pierre Bizzari and Tyrell J. Rivers. The science and technology committee has the responsibility to, among other things:
•	review and make recommendations to the board of directors regarding our preclinical and clinical research and development activities, strategies and guidelines;
•	provide strategic advice to the board of directors regarding emerging science and technology issues and trends;
•	examine periodically our measures to keep the research and development personnel motivated, productive and entrepreneurially oriented;
•
ensure that appropriate research and development objectives are in place that are aligned with our overall research and development strategy, and that progress against these objectives is being appropriately assessed; and

•	ensure that appropriate market potential assessments are being conducted.
Attendance at Board of Directors and Annual Meetings
During 2024, the board of directors held 7 meetings, the audit committee held 4 meetings, the compensation committee held 5 meetings, the nomination and corporate governance committee held 6 meetings and the science and technology committee held 5 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which such director served as a director and (ii) the total number of meetings held by all committees of the board of directors on which such director served during the period of such director’s committee service.
Non-employee directors, as well as independent directors, meet in regularly scheduled sessions, typically after a scheduled board meeting. Mr. Squarer presides over executive sessions of non-employee directors. The board of directors has designated Peter Hug as the lead independent director to preside over executive sessions of independent directors. Although we do not have a formal policy regarding attendance by members of the board of directors at annual meetings of shareholders, we encourage directors to attend such meetings. All of our directors attended our 2024 annual general meeting of shareholders.
Role of the Board of Directors in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. Such risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. The board of directors does not have a standing risk management committee but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, as part of its overall oversight obligation, the board of directors is responsible for monitoring and assessing strategic risk exposure. The audit committee reviews our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including policies and practices with respect to risk assessment and risk management, monitors compliance with legal and regulatory requirements, oversees our cybersecurity risk management and reviews related-party transactions. The compensation committee reviews our compensation policies and programs and their potential to encourage excessive risk-taking. The nomination and corporate governance committee reviews succession planning for the board of directors and management and monitors the effectiveness of our Code of Conduct and Corporate Governance Guidelines.
Insider Trading Policies and Procedures
We maintain insider trading policies and procedures governing the purchase, sale and/or other dispositions of our company’s securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable stock exchange listing standards. Our Insider Trading Policy and our Rule 10b5-1 Plan Policy were filed as Exhibit 19.1 and Exhibit 19.2, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in our securities.
Hedging and Pledging Policy
Transactions in derivative securities may reflect a short-term and speculative interest in our securities and may create the appearance of impropriety. Trading in derivatives may also focus attention on short-term performance at the expense of our long-term objectives. Therefore, our Insider Trading Policy prohibits our directors, officers and employees from engaging in transactions to hedge ownership of our common shares, including publicly traded options, such as puts and calls, and other derivative securities with respect to our common shares. Options and other securities issued pursuant to our compensation plans or other compensatory arrangements with us are not subject to this prohibition. In addition, our Insider Trading Policy also prohibits our directors, officers and employees from pledging our common shares, including purchasing our common shares on margin or holding our common shares in a margin account, unless our board of directors has authorized the pledge.
Director Nomination Process
The nomination and corporate governance committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, the nomination and corporate governance committee will consider the composition of the board of directors and the needs of the board of directors and its committees. Some of the qualifications that the nomination and corporate governance committee considers include, without limitation, experience of particular relevance to us and the board of directors, accomplishments, superior credentials, independence, area of expertise, diversity and the highest ethical and moral standards. In determining whether to recommend a director for re-election, the nomination and corporate governance committee also considers the director’s past attendance and performance at meetings and participation in and contributions to the activities of the board of directors and our company. Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that it should be a diverse body, and the nomination and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nomination and corporate governance committee may take into account such factors as gender, race, ethnicity, differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. After completing its review and evaluation of director candidates, the nomination and corporate governance committee recommends to the board of directors the director nominees for selection.
The nomination and corporate governance committee will consider candidates for director recommended by shareholders who are shareholders of record at the time of the submission of the director recommendation and on the record date for the determination of shareholders entitled to vote at the annual meeting. The nomination and corporate governance committee will evaluate such recommendations in accordance with the regular director nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.
A shareholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing to ADC Therapeutics SA, c/o ADC Therapeutics America, Inc., 430 Mountain Avenue, 4th Floor. New Providence, NJ 07974, Attention: Secretary. The recommendation should include the candidate’s name, age, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending shareholder’s ownership of our share capital. Such recommendation should also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors. Nominations for directors must comply with our articles of association.
Communications with the Board of Directors
Shareholders and other interested parties may communicate with the board of directors, the independent directors as a group or any of our directors. Shareholders and other interested parties may send written communications addressed to ADC Therapeutics SA, c/o ADC Therapeutics America, Inc., 430 Mountain Avenue, 4th Floor. New Providence, NJ 07974, Attention: Secretary. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the board of directors or the applicable director(s). The purpose of this screening is to allow the board of directors and the applicable director(s) to avoid having to consider irrelevant or inappropriate communications such as advertisements, solicitations and product inquiries.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our employees, executive officers and directors. The Code of Conduct is available on the Investors section of our website adctherapeutics.com. The board of directors is responsible for overseeing the Code of Conduct and is required to approve any waivers of the Code of Conduct. We intend to disclose any amendment to, and any waiver from, a provision of the Code of Conduct by posting such information on the Investors section of our website adctherapeutics.com. For the year ended December 31, 2024, we did not grant any waivers of the Code of Conduct.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”). The Corporate Governance Guidelines are available on the Investors section of our website adctherapeutics.com.

EXECUTIVE COMPENSATION
Named Executive Officers
Our named executive officers (“NEOs”), who consist of (i) all individuals serving as our principal executive officer during fiscal year 2024, (ii) two other of our most highly compensated executive officers who were serving as executive officers at December 31, 2024, and (iii) up to two other of our most highly compensated executive officers for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as an executive officer at December 31, 2024, are:
•	Ameet Mallik, our Chief Executive Officer (who has been our Chief Executive Officer since May 2022);
•	Jose “Pepe” Carmona, our Chief Financial Officer (who has been our Chief Financial Officer since December 2022); and
•	Mohamed Zaki, our Chief Medical Officer (who has been our Chief Medical Officer since January 2023).
Elements of Compensation
Overview
The following discussion provides an overview of our philosophy and objectives in designing compensation programs as well as the compensation determinations and the rationale for those determinations relating to our NEOs.
Executive Compensation Philosophy and Objectives
Our compensation philosophy is designed to reward performance, support our business strategies and offer competitive compensation arrangements to both attract and retain key individuals. In accordance with this philosophy, the compensation committee evaluated our corporate performance in the preceding year when formulating compensation for our NEOs for 2024. This assessment also took into account the individual performance of each executive, prevailing macroeconomic conditions and pertinent data obtained from peer group companies.
Our executive compensation decisions are based on the following fundamental philosophies and objectives of our compensation committee:
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compensation should be based on an individual’s level of responsibility, individual performance and Company performance. As employees progress to more senior positions, their compensation should be increasingly linked to Company performance because they have the increased ability to affect our results;

•
target compensation should reflect the value of the position in the marketplace. To attract and retain skilled and experienced executives in the highly competitive and dynamic pharmaceutical and biotech industries, we must offer a competitive compensation package;

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compensation should be variable and our programs are designed to pay for performance. We reward outstanding Company performance with above-target compensation and provide less-than-target compensation when Company objectives are not achieved;

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compensation programs should align the interests of our executive officers with those of our shareholders by evaluating and rewarding our executives’ performance based on key financial and non-financial measurements that we believe are critical to our success and to increase long-term shareholder value; and

•	compensation programs should motivate executives to manage our business to meet our short- and long-term objectives by rewarding them for meeting those objectives.
Our compensation committee uses policies and processes to evaluate and assess the compensation of our NEOs. These policies and processes are reflected in our compensation decisions for 2024 and signify our compensation committee’s commitment to align executive compensation with our business objectives and performance. We reward our NEOs in a manner that supports a philosophy of pay-for-performance while maintaining an overall level of compensation that is competitive with the compensation paid to similarly situated NEOs in our peer group and the biotech or life sciences industry. We believe that our approach to goal setting, weighting of targets and evaluation of performance results assists in mitigating excessive risk-taking by our NEOs that could harm our value or reward poor judgment by our NEOs. We believe that several features of our programs reflect sound risk management practices.
Additionally, each NEO has an employment agreement with us that includes base salary and annual and long-term incentives. Further details regarding the terms of the employment agreements are described in “—Employment Agreements.”
Compensation Practices Summary
We believe that our compensation programs and policies reflect best practices to promote shareholders’ interests.

What We Do

✔	Total compensation is evaluated against competitive market data as defined by a peer group that is evaluated and adjusted annually and relevant industry-specific and size-appropriate survey data.

✔	Tie majority of compensation to Company performance and creation of long-term value for our shareholders.

✔	We evaluate corporate performance in our annual incentive plan. Performance is compared to our corporate objectives as described under the heading “—Annual Incentive Compensation and Bonuses.”

✔
We allocate our compensation among base salary and short- and long-term incentive compensation target opportunities in such a way as to not encourage excessive risk-taking inclusive of caps on the maximum levels of payout, use of a variety of performance metrics and board approval of the compensation structure.

✔	We apply Company-wide metrics to encourage decision-making that is in the best long-term interests of the Company and our shareholders.

✔	We use a mix of equity award instruments under our long-term incentive program, including both share options and full-value awards.

✔	Our equity awards vest over multi-year periods.

✔	Our long-term incentive awards require both a change in control and a qualifying termination of employment (a so-called “double trigger”) to trigger payment.

✔	The compensation committee retains an independent compensation consultant to advise on market practices and specific compensation programs.

✔
We conduct an annual advisory say-on-pay vote and actively review the results as we make program decisions. We solicit feedback regarding our compensation programs from shareholders and proxy advisers and consider any other shareholders comments we receive.

✔	We maintain a clawback policy as described under the heading “—Clawback Policy.”

What We Don’t Do

✘	We do not provide single-trigger vesting of employee equity awards upon a change in control.

✘	We do not provide tax gross-ups for NEOs to cover excise taxes under Section 4999 of the Internal Revenue Code.

✘
We strictly prohibit officers and directors from engaging in short selling, put, call, or other derivative transactions or hedging or other monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, in our common stock.

✘	We do not pay dividends or dividend equivalents on shares or units that are not vested.

✘	No pension benefits provided to NEOs or significant perquisites.

2024 Executive Compensation
Our compensation philosophy is designed to reward performance, support our business strategies and offer competitive compensation arrangements to both attract and retain key individuals. In accordance with this philosophy, the compensation committee evaluated our corporate performance and the individual performance of each executive in the preceding year when formulating compensation for our NEOs for 2024. This assessment also took into account the pertinent third-party benchmark and peer group data, current market practices and prevailing macroeconomic conditions.
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We worked with the compensation committee’s independent compensation consultant to update our compensation study of our executive compensation as compared to the executive compensation of the companies in our peer group, as discussed in more detail in “Setting Executive Pay (Benchmarking)”;

•	We awarded modest salary increases, as discussed in “Base Salary”;
•	We awarded annual cash incentive awards, as discussed in “Annual Incentive Compensation and Bonuses”; and
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We awarded long-term incentive awards, as discussed in “—Long-Term Incentives—Equity Compensation.” As a result of our depressed stock and the significant retention challenges the decrease in share value presented, the compensation committee determined that it was in the best interest of our shareholders and our employees to issue the 2024 annual equity grant in December 2023. Pulling forward the equity grant provided the stability needed to manage through a volatile period. Although this resulted in two grants being issued in 2023, there were no equity grants issued in 2024.

Consistent with our pay for performance philosophy, a large portion of the target total direct compensation awarded to our CEO and other NEOs is based on performance. Our CEO is eligible to participate in the same executive programs as the other NEOs; however, a larger proportion of his target total direct compensation is at risk.
“Say-on-Pay” Voting
The Company is committed to engagement with shareholders. We review any feedback we receive from our shareholders about our executive compensation program, including through the say-on-pay vote, discussed below, to ensure that we understand key matters of interest to them, and to enable us to take that feedback into consideration for our compensation decisions.
At our 2024 annual meeting, we held a non-binding advisory vote on executive compensation (commonly referred to as a “say-on-pay” vote). This say-on-pay received overwhelming support from our shareholders, with over 93% of votes cast in support of the proposal (excluding broker non-votes). The Compensation Committee believes this vote demonstrated our shareholders’ positive view of our pay-for-performance philosophy and the appropriateness of our executive compensation structure
Compensation Components
The three primary components of executive compensation are base salary, annual incentive cash bonus and long-term equity incentive awards. These components are administered with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn greater incremental rewards when merited by individual and Company performance.
Base Salary. We pay our NEOs a base salary, which our compensation committee reviews and determines annually. Base salaries are used to compensate our NEOs for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their total compensation. Base salaries are set in part based on the NEO’s unique skills, experience and expected contribution to the Company, as well as individual performance, including the impact of such performance on our business results and the length of the NEO’s service at the Company. Decisions regarding base salary increases take into account the NEO’s current base salary, third-party benchmark and survey data, the salary compensation paid to other executive officers within the Company, our overall performance and its success in achieving its operational and strategic goals and objectives, the NEO’s contribution to Company performance and, for our non-CEO NEOs, recommendations made by our CEO.

Annual Incentive Cash Bonus. Annual incentive compensation is intended to establish a direct correlation between annual cash awards and our performance. Our Annual Incentive Plan, or “AIP,” is an annual incentive cash bonus plan designed to align the interests of participants with the interests of the Company and our shareholders. The AIP is designed to strengthen the link between a participant’s pay and his or her overall performance and our performance, focus participants on critical corporate objectives, offer a competitive cash incentive and encourage and reward performance and competencies critical to our success. Each NEO is given a target amount under the AIP that is calibrated competitively to our market benchmarks (see more detailed discussion on market benchmarks below).
Long-Term Incentive Compensation. In addition to using base salaries and annual incentive cash bonuses, which our compensation committee views as short-term compensation to reward our NEOs for meeting Company performance objectives, a large portion of our NEOs’ compensation is in the form of long-term equity incentive awards. Our long-term incentive compensation serves to align a significant portion of each executive’s total compensation with our long-term performance and the interests of our shareholders. To that end, each year the compensation committee provides an annual equity-based incentive award to each of our NEOs that is typically composed of share options and restricted share units (“RSUs”). To responsibly manage our share pool and minimize potential dilution to stockholders, the 2024 annual equity awards (issued in December 2023) were granted entirely in the form of RSUs. RSUs are linked to stock price performance but expend fewer shares than stock options to deliver the same value. Granting in RSUs allows us to effectively manage our annual share usage while continuing to provide the necessary incentives that continue to drive shareholder alignment. We intend to annually revisit our long-term incentive program to determine which vehicles strike the right balance between shareholder alignment, engagement and performance.
The annual equity awards are designed to engage Company leaders to focus on our long-term performance, offer participants competitive and market-based long-term incentive award opportunities and strengthen the link between a participant’s compensation and his or her overall performance and our overall performance. We believe that the annual equity awards will further assist us in achieving an appropriate balance between our long- and short-term performance, as well as between the achievement of annual operating objectives and creating long-term value and the delivery of shareholder return by providing compensation commensurate with overall Company performance. For more information regarding our equity compensation plans, please see “—Long-Term Incentives—Equity Compensation.”
Setting Executive Pay (Benchmarking)
Our compensation committee retained an independent compensation advisor to conduct a competitive benchmarking analysis for compensation decisions. As an initial step in that process, our consultant reviewed the prior year’s criteria and, based on changes in our headcount, revenue and market capitalization, recommended changes for determining a peer group of companies. At the compensation committee’s request, Alpine reviewed the criteria in September 2023 for use in benchmarking to inform Q4 2023 / Q1 2024 compensation decisions. Based on our then-current revenue, headcount and market capitalization profile, Alpine recommended the following criteria to assess the peer group:
•	Public emerging commercial bio pharma companies with a preference for companies in US biotech “hub” locations and those focused in oncology);
•	Market capitalization generally between $100 million and $750 million;
•	Annual revenue between $100 million and $350 million; and
•	100 to 1,000 employees.

Based on the criteria set forth above, the final group of peer companies approved by our compensation committee in September 2023 for use in benchmarking to inform Q4 2023 / Q1 2024 compensation decisions was composed of the following companies:

Aadi Biosciences	FibroGen	Nektar Therapeutics
Akebia Therapeutics	G1 Therapeutics	Puma Biotechnology
Allogene Therapeutics	Heron Therapeutics	Rigel Pharmaceuticals
Atara Biotherapeutics	Karyopharm Therapeutics	Syros Pharmaceuticals
Deciphera Pharmaceuticals	MacroGenics	X4 Pharmaceuticals
Esperion Therapeutics	Mersana Therapeutics	Y-mAbs Therapeutics
Fate Therapeutics	Mirum Pharmaceuticals

Based on our compensation objectives and philosophy and the information provided by our independent compensation advisor, the compensation committee determined that overall compensation for our executive officers is aligned with market practice. The compensation committee does not have a specific target compensation level for the NEOs; rather, the compensation committee reviews a range of market data reference points (generally at the 25th, 50th and 75th percentiles of the market data) with respect to target total direct compensation, target total cash compensation (including both base salary and the target annual cash incentive) and equity compensation. In making compensation determinations, the compensation committee considers peer group data, general market data, and any other factors the compensation committee deems appropriate.
Role of Our Named Executive Officers in Determining Executive Compensation
The compensation committee has established an annual performance review program for our NEOs pursuant to which annual corporate goals are determined and communicated in writing to each executive at the beginning of each calendar year. As part of this annual performance review, our CEO submits corporate performance goals which are reviewed and approved by the compensation committee at the beginning of each year. Additionally, at the conclusion of each fiscal year, NEOs conducted a self-evaluated performance assessment, followed by an independent annual evaluation by the CEO. The CEO then provided a recommendation on total compensation for each of our NEOs which is then reviewed and approved by the compensation committee subject to Board approval. In connection with 2024 compensation, the CEO provided such recommendations based on review of the competitive market analysis conducted by our independent compensation adviser and the performance of each NEO (other than himself) to the compensation committee. While the compensation committee reviewed these recommendations and valued the CEO’s observations with respect to the other NEOs, the ultimate decisions regarding NEO compensation were determined by the compensation committee in collaboration with its independent compensation advisor and subject to approval by the Board.
The CEO does not make recommendations as to his own compensation. In the case of the CEO, his individual performance evaluation is conducted by the chairman of the board of directors and the compensation committee, which determine the compensation committee’s recommendations to the Board on his total compensation.
Base Salary
In February 2024, in connection with the compensation committee’s evaluation of Company and NEO performance during 2023, the compensation committee recommended and the Board approved a modest base salary increase for our NEOs including our CEO as set forth in the table below. The NEOs base salary was increased to better align to median market practice, as indicated by the peer group compensation reports from Alpine Rewards and other third-party compensation studies.

	2023 Salary	2024 Salary	% Increase
Ameet Mallik	$721,000	$746,000	3.5%
Jose “Pepe” Carmona	$480,000	$505,000	5.2%
Mohamed Zaki	$650,000	$670,000	3.1%

Annual Incentive Compensation and Bonuses
The performance goals of the AIP vary year to year, as approved by the compensation committee and our Board. Our principal objective in providing annual incentive compensation and bonuses is to reward strong Company performance. While we target our opportunities for annual incentive compensation to be comparable to the median level of our peer group of companies, this guideline is based on target award levels and actual payouts to the NEOs, including our CEO can vary significantly based on actual performance.
We set target award levels for our executives based on a percentage of their base salary, as reflected in each NEO’s employment agreement or as otherwise determined by the compensation committee. For Mr. Mallik, the target annual incentive award was 60% of base salary, and for Mr. Carmona and Dr. Zaki, their target annual incentive awards were 50% of base salary. The compensation committee and Board reviewed the Company performance goals for the NEOs at its February 2024 meeting and finalized and approved the goals shortly thereafter. In setting the goals for 2024, the compensation committee determined the weight that any particular Company performance goal carried within the applicable category.
For the CEO and all other NEOs, the achievement of the foregoing Company performance goals account for 100% of their annual incentive compensation. Payout is capped at 150% of target for Company performance goals. With respect to the 2024 AIP, our compensation committee had discretion to increase or reduce any payment amount, including down to zero, that would otherwise be earned or payable to any executive and to take into account assessment of any other additional factors. The following table sets forth our 2024 corporate performance goals, the relative weighting of each goal and the year-end results.

Performance Goals	Weighting	Actual	Achieved
Zynlonta Revenue	25%	• Achieved $69.3 million in net sales	17.5%

Advance Clinical Trials	30%	• LOTIS 5: Completed enrollment by end of year • LOTIS 7: Completed Part 1, dose escalation and initiated Part 2, does expansion. Disclosed initial results in Part 2 in December	37.5%

Advance PBD-Based Pipeline on Solid Tumor and Advance Non-PBD Early Research Platform in Solid Tumor	20%	• ADCT-601: Monotherapy dose optimization cohort and combination cohort enrollment completed • Progressed four candidates to IND enabling stage • Identified and completed in-vivo feasibility and toxicology testing for two novel payloads	25%

Extend Cash Runway, Complete Business Development Transaction and Drive Employee Engagement	25%	• Completed follow-on offering and extended expected cash runway into mid 2026 • Business Development transaction not yet completed • Employee turnover and engagement achieved at or above target	15%

TOTAL			95%

At the February 2025 meeting, the compensation committee assessed whether and to what extent the applicable performance goals were achieved for 2024. As discussed above, the compensation committee and our board of directors determined that our performance goals were achieved at a level of 95% as a result of the accomplishments during 2024. Based on this level of achievement for 2024, Mr. Mallik received a bonus payout of $425,354, Mr. Carmona received a bonus payout of $239,879 and Dr. Zaki received a bonus payout of $318,260.
Retention Bonuses
In order to incentivize Mr. Mallik and Mr. Carmona to remain employed with us and continue making positive contributions to our business, Mr. Mallik and Mr. Carmona each received cash retention bonuses in December 2023. The retention bonus shall be paid in two equal installments with 50% paid in December 2023 and the other 50% to be paid in June 2024, subject to the NEO continuing to remain employed and perform in a satisfactory manner until that date. Mr. Mallik received a retention bonus of $576,800 and Mr. Carmona received a retention bonus of $360,000. The retention bonuses are additionally subject to a clawback: the NEO must pay back all or a portion of the retention bonus if the NEO’s employment is terminated by the Company for “Cause” or if the NEO resigns for any reason other than “Good Reason”, each as defined in their employment agreements, which are summarized in “—Employment Agreements.” The NEO must also pay back 100% of the retention bonus if he is terminated by the Company for Cause or resigns without Good Reason prior to December 31, 2024. The NEO must pay back 50% of the retention bonus if his employment is terminated by the Company for Cause or resigns without Good Reason on or after December 31, 2024 and prior to December 31, 2025. The repayments, if applicable, will be made on an after-tax basis.
Long-Term Incentives – Equity Compensation
We maintain the 2019 Equity Incentive Plan, the Conditional Share Capital Plan and the Inducement Plan, all of which are broad-based omnibus equity compensation programs that permit the compensation committee to award various types of equity-based awards. Following a review of the benchmark data as provided by our committee’s independent compensation adviser, the compensation committee determined the targeted number of shares to grant for our 2024 annual grant based on a review of market grant levels as measured as a percent of common shares outstanding. The targeted positioning versus market aligns our long-term incentive philosophy to norms within our industry. Although in prior years our long-term incentive award was issued in both stock options and RSUs, in 2024 the grant (awarded in 2023) was issued as 100% time-vested restricted stock units. Granting in RSUs allows us to effectively manage our annual share usage while continuing to provide the necessary incentives that continue to drive shareholder alignment. We intend to annually revisit our long-term incentive program to determine which vehicles strike the right balance between shareholder alignment, engagement and performance.
Our compensation committee elected to make the annual awards for 2024 in December 2023 in order to better align our executive officers and employees with shareholders and encourage retention of the team. In December 2023, we granted 990,000 RSUs to Mr. Mallik, 350,000 RSUs to Mr. Carmona and 270,000 RSUs to Dr. Zaki under the Conditional Share Capital Plan. These RSUs vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date. Instead of making annual equity awards in March 2024, we made the annual equity grants in December 2023, which resulted in two equity grants in one year due to the changed schedule. As a result of pulling forward the 2024 grant, there were no equity awards to our named executive officers in 2024 and the next equity grant was issued in February 2025.
We utilize double trigger vesting. Accordingly, unless the compensation committee determines otherwise with respect to a particular grant, to the extent a change in control of the Company occurs and the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) and if the awards are assumed by, or replaced with awards with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation), the awards will vest or become fully exercisable, as applicable on the date that the grantee is terminated by the Company without cause or the executive terminates his or her employment with good reason if such termination is upon or within 12 months following the change in control.
The compensation committee recommends and the Board approves compensation for our NEOs. The compensation committee may make off-cycle grants for newly hired or newly promoted officers, and otherwise makes other grants only in special circumstances. We strictly refrain from retroactively granting share options or common share grants and avoid aligning grant timing with the disclosure of material nonpublic information about our Company. We believe that our grant practices are appropriate and minimize questions regarding timing of grants in anticipation of material events, since grants become effective in accordance with standard grant procedures.
Perquisites
We do not engage in programs that offer personal benefit perquisites to our NEOs.
Broad-Based Programs
Our NEOs participate in our broad-based group health plan and 401(k) savings plan (the “401(k) Plan”) offered to all of our full-time U.S. based employees. Our 401(k) Plan provides a discretionary company matching contribution, currently equal to 100% of each employee’s contribution up to the first 5% of the employee’s deferral into the 401(k) Plan up to the maximum deferrals permitted under the Internal Revenue Code. Additionally, the match is contributed with each semimonthly payroll.

Employees can designate the investment of their 401(k) Plan accounts from among a broad range of mutual funds. We do not allow investment in our common shares through the 401(k) Plan. We pay the premiums for group term life and disability insurance coverage for the NEOs on the same terms that apply to all Company employees.
Compensation Adviser Independence
In connection with the compensation reviews conducted throughout 2024, the compensation committee worked directly with Alpine Rewards through June 2024. Following a process where we periodically evaluate our consulting needs, we retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as our adviser. Both Alpine Rewards and Pearl Meyer report directly to the compensation committee, and all endeavors undertaken by our advisers on behalf of the Company were executed under the explicit direction and authority vested in them by the compensation committee. Alpine Rewards was engaged principally to provide an executive compensation analysis for 2024. Alpine Rewards also provided guidance with respect to employee and non-employee director equity compensation. Neither Alpine Rewards or Pearl Meyer have any other direct or indirect business relationships with the Company or any of its affiliates.
After examining whether there was a conflict of interest present between the Company and its advisers, the compensation committee concluded that Alpine Rewards and Pearl Meyer did not have any conflicts of interest during 2024. In reaching this conclusion, the compensation committee considered the six independence factors relating to committee advisers that are specified in SEC Rule 10C-1.
Clawback Policy
The ADC Therapeutics SA Clawback Policy (the “Clawback Policy”), enacted in 2023, applies to each of our NEOs, as well as other current and former executive officers. We adopted the Clawback Policy pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual. All awards granted under our 2019 Equity Incentive Plan, Conditional Share Capital Plan and Inducement Plan are subject to “clawback” in accordance with the Clawback Policy. The Clawback Policy requires the Company to clawback compensation that is (i) incentive-based, (ii) erroneously awarded and (iii) received by an executive officer during the three years preceding the date an accounting restatement was required. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities law in order to correct a material error to previously issued financial statements or an error that would result in a material misstatement if corrected in the current period or left uncorrected in the current period, we will seek repayment of incentive compensation or require the forfeiture or reduction of outstanding or future equity-based incentive compensation, as may be determined by the compensation committee.
Ongoing and Post-Employment Compensation
Please see “—Employment Agreements” below for a description of the NEO employment agreements.
Tax Considerations
One of the factors that the compensation committee considers when determining compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits.
Equity Compensation Plans
2019 Equity Incentive Plan
Plan Administration. The 2019 Equity Incentive Plan is administered by the compensation committee of our board of directors, subject to the board of directors’ discretion to administer or appoint another committee to administer it.
Awards. Equity incentive awards under the 2019 Equity Incentive Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards but not “incentive stock options” for purposes of U.S. tax laws. Options and share appreciation rights will have an exercise price determined by the administrator but will not be less than fair market value of the underlying common shares on the date of grant.

Vesting. The vesting conditions for grants under the equity incentive awards under the 2019 Equity Incentive Plan are set forth in the applicable award documentation.
Termination of Service and Change in Control. In the event of a participant’s termination of employment, the compensation committee may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of our termination of a participant’s employment without Cause or a participant’s resignation for Good Reason (as defined in the 2019 Equity Incentive Plan) upon or within 18 months following a change in control of the company (as defined in the 2019 Equity Incentive Plan), any awards outstanding to the participant (unless otherwise provided in the award agreement) will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In the event of a change in control that involves a merger, acquisition or other corporate transaction, any outstanding award not assumed, substituted, replaced or continued in connection with the transaction will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In connection with a change of control, the compensation committee may, in its discretion, take any one or more of the following actions with respect to outstanding awards: (i) cancel any such award, in exchange for a payment in cash, securities or other property or any combination thereof with a value equal to the value of such award based on the per share value of common shares received or to be received by other shareholders in the event (or without payment of consideration if the committee determines that no amount would have been realized upon the exercise of the award or other realization of the participant’s rights); (ii) require the exercise of any outstanding option; (iii) provide for the assumption, substitution, replacement or continuation of any award by the successor or surviving corporation, along with appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation, subject to any replacement awards, the terms and conditions of the replacement awards (including performance targets) and the grant, exercise or purchase price per share for the replacement awards; (iv) make any other adjustments in the number and type of securities (or other consideration) subject to (a) such awards and in the terms and conditions of such awards in order to prevent the dilution or enlargement of benefits intended to be made available under the 2019 Equity Incentive Plan and (b) awards that may be granted in the future; (v) provide that any such award shall be accelerated and become exercisable, payable and/or fully vested with respect to all shares covered thereby or (vi) provide that any award shall not vest, be exercised or become payable as a result of such event.
Termination and Amendment. Unless terminated earlier, the 2019 Equity Incentive Plan will continue for a term of ten years. Our board of directors has the authority to amend or terminate the 2019 Equity Incentive Plan subject to shareholder approval with respect to certain amendments. However, no such action may impair the rights of the recipient of any options unless agreed to by the recipient.
Conditional Share Capital Plan
Plan Administration. The Conditional Share Capital Plan is administered by the compensation committee of our board of directors, subject to the board of directors’ discretion to administer or appoint another committee to administer it.
Awards. Equity incentive awards under the Conditional Share Capital Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards but not “incentive stock options” for purposes of U.S. tax laws. Options and share appreciation rights will have an exercise price determined by the administrator but will not be less than fair market value of the underlying common shares on the date of grant.
Vesting. The vesting conditions for grants under the equity incentive awards under the Conditional Share Capital Plan are set forth in the applicable award documentation.
Termination of Service and Change in Control. In the event of a participant’s termination of employment, the compensation committee may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of our termination of a participant’s employment without Cause or a participant’s resignation for Good Reason (as defined in the Conditional Share Capital Plan) upon or within 18 months following a change in control of the company (as defined in the Conditional Share Capital Plan), any awards outstanding to the participant (unless otherwise provided in the award agreement) will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In the event of a change in control that involves a merger, acquisition or other corporate transaction, any outstanding award not assumed, substituted, replaced or continued in connection with the transaction will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In connection with a change of control, the compensation committee may, in its discretion, take any one or more of the following actions with respect to outstanding awards: (i) cancel any such award, in exchange for a payment in cash, securities or other property or any combination thereof with a value equal to the value of such award based on the per share value of common shares received or to be received by other shareholders in the event (or without payment of consideration if the committee determines that no amount would have been realized upon the exercise of the award or other realization of the participant’s rights); (ii) require the exercise of any outstanding option; (iii) provide for the assumption, substitution, replacement or continuation of any award by the successor or surviving corporation, along with appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation, subject to any replacement awards, the terms and conditions of the replacement awards (including performance targets) and the grant, exercise or purchase price per share for the replacement awards; (iv) make any other adjustments in the number and type of securities (or other consideration) subject to (a) such awards and in the terms and conditions of such awards in order to prevent the dilution or enlargement of benefits intended to be made available under the Conditional Share Capital Plan and (b) awards that may be granted in the future; (v) provide that any such award shall be accelerated and become exercisable, payable and/or fully vested with respect to all shares covered thereby or (vi) provide that any award shall not vest, be exercised or become payable as a result of such event.
Termination and Amendment. Unless terminated earlier, the Conditional Share Capital Plan will continue for a term of ten years. Our board of directors has the authority to amend or terminate the Conditional Share Capital Plan subject to shareholder approval with respect to certain amendments. However, no such action may impair the rights of the recipient of any options unless agreed to by the recipient.
2022 Employee Stock Purchase Plan
Under the terms of our 2022 Employee Stock Purchase Plan (the “ESPP”), eligible employees are provided the opportunity to purchase our common shares during offering periods established by the administrator based on participants’ applied payroll deductions of up to a fixed dollar amount or percentage of their eligible compensation. The purchase price per share will equal 85% of the lower of either (a) the common shares’ fair market value on the first trading day of an offering period (in either case, the “enrollment date”) or (b) the common shares’ fair market value on the applicable “purchase date” of the offering period.
Participants may voluntarily end their participation in the ESPP prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase common shares. Participation will end automatically upon a participant’s termination of employment.
Inducement Plan
Plan Administration. The Inducement Plan is administered by the compensation committee of our board of directors, subject to the board of directors’ discretion to administer or appoint another committee to administer it.
Awards. Equity incentive awards under the Inducement Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards but not “incentive stock options” for purposes of U.S. tax laws. Options and share appreciation rights will have an exercise price determined by the administrator but will not be less than fair market value of the underlying common shares on the date of grant.
Vesting. The vesting conditions for grants under the equity incentive awards under the Inducement Plan are set forth in the applicable award documentation.
Termination of Service and Change in Control. In the event of a participant’s termination of employment, the compensation committee may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of our termination of a participant’s employment without Cause or a participant’s resignation for Good Reason (as defined in the Inducement Plan) upon or within 18 months following a change in control of the company (as defined in the Inducement Plan), any awards outstanding to the participant (unless otherwise provided in the award agreement) will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In the event of a change in control that involves a merger, acquisition or other corporate transaction, any outstanding award not assumed, substituted, replaced or continued in connection with the transaction will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In connection with a change of control, the compensation committee may, in its discretion, take any one or more of the following actions with respect to outstanding awards: (i) cancel any such award, in exchange for a payment in cash, securities or other property or any combination thereof with a value equal to the value of such award based on the per share value of common shares received or to be received by other shareholders in the event (or without payment of consideration if the committee determines that no amount would have been realized upon the exercise of the award or other realization of the participant’s rights); (ii) require the exercise of any outstanding option; (iii) provide for the assumption, substitution, replacement or continuation of any award by the successor or surviving corporation, along with appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation, subject to any replacement awards, the terms and conditions of the replacement awards (including performance targets) and the grant, exercise or purchase price per share for the replacement awards; (iv) make any other adjustments in the number and type of securities (or other consideration) subject to (a) such awards and in the terms and conditions of such awards in order to prevent the dilution or enlargement of benefits intended to be made available under the Inducement Plan and (b) awards that may be granted in the future; (v) provide that any such award shall be accelerated and become exercisable, payable and/or fully vested with respect to all shares covered thereby or (vi) provide that any award shall not vest, be exercised or become payable as a result of such event.
Termination and Amendment. Unless terminated earlier, the Inducement Plan will continue for a term of ten years. Our board of directors has the authority to amend or terminate the Inducement Plan. However, no such action may impair the rights of the recipient of any options unless agreed to by the recipient.
Employment Agreements
Employment Agreement with Ameet Mallik
Ameet Mallik serves as the Company’s President and Chief Executive Officer under an executive employment agreement with ADC Therapeutics America, Inc. (the “Employer”) dated as of May 6, 2022 (as amended by letter dated December 20, 2023). Pursuant to such employment agreement, Mr. Mallik is entitled to receive an annual base salary of $700,000, subject to increase if approved by the compensation committee, and is eligible to receive an annual target cash bonus of 60% of his base salary, payable based on the achievement of performance goals as established by the compensation committee. Mr. Mallik is eligible to be considered for an annual equity grant subject to approval by the compensation committee. For a summary of Mr. Mallik’s equity awards, please see “—Long-Term Incentives—Equity Compensation”.
If Mr. Mallik’s employment is terminated for any reason (including by reason of death or disability (as defined in his employment agreement)), he is entitled to receive (i) accrued base salary through the termination date, (ii) payment of any earned, but unused, paid time off, and (iii) reimbursement of expenses in accordance with the Employer’s reimbursement policy (the “Accrued Amounts”).
If the Employer terminates Mr. Mallik’s employment without “Cause”, or if Mr. Mallik terminates his employment with “Good Reason” (as these terms are defined in his employment agreement) between the date of the notice of termination and the effective termination date, the Employer has agreed to pay Mr. Mallik, in addition to the Accrued Amounts and to the extent permitted by Swiss law, all base salary, benefits and continued vesting of unvested options and RSUs. The Employer may elect to place Mr. Mallik on garden leave between the date of the notice of termination and the effective termination date, during which time he will receive all base salary, benefits and continued vesting of unvested options and RSUs. Following termination, Mr. Mallik will receive (i) a pro-rata target bonus for the fiscal year of termination, payable on the first payroll date following 60 days post-termination and (ii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months post-termination.
If the Employer terminates Mr. Mallik’s employment without “Cause” or if Mr. Mallik terminates with “Good Reason”, the notice period is one year. However, in either case Mr. Mallik may elect to leave any time after 60 days following the date of the notice of termination. If the Employer terminates Mr. Mallik’s employment with “Cause”, the termination may be effective immediately. If Mr. Mallik terminates without “Good Reason”, the notice period is 60 days.

Following the end of Mr. Mallik’s employment, he will be subject to a non-compete obligation for 12 months, during which time he will be paid a monthly gross amount equal to 50% of the sum of (i) his base salary in the last month prior to the date of his termination and (ii) one twelfth of his target bonus for the financial year in which the date of his termination occurs. The Employer may waive the post-employment non-compete at any time by giving one months’ written notice to Mr. Mallik.
In addition, if the Employer terminates Mr. Mallik’s employment without “Cause”, or if Mr. Mallik terminates his employment with “Good Reason”, in either case within 18 months following a change in control (as defined in his employment agreement), Mr. Mallik’s outstanding unvested equity awards, including options and RSUs, become fully and immediately vested.
The payment of the pro-rata target bonus and the employer portion of COBRA payments following termination is conditioned on the execution by Mr. Mallik of a release in favor of the Company and compliance with the restrictive covenant provisions applicable to Mr. Mallik under his employment agreement.
Employment Agreement with Jose (Pepe) Carmona
Jose (Pepe) Carmona serves as the Company’s Chief Financial Officer under an executive employment agreement with the Employer dated as of December 19, 2022. Pursuant to such employment agreement, Mr. Carmona is entitled to receive an annual base salary of $480,000, subject to increase if approved by the compensation committee, and is eligible to receive an annual target cash bonus of 50% of his base salary, payable based on the achievement of performance goals as established by the compensation committee. Mr. Carmona is eligible to be considered for an annual equity grant subject to approval by the compensation committee. For a summary of Mr. Carmona’s equity awards, please see “—Long-Term Incentives—Equity Compensation”.
If Mr. Carmona’s employment is terminated for any reason (including by reason of death or disability (as defined in his employment agreement)), he is entitled to receive the Accrued Amounts.
If the Employer terminates Mr. Carmona’s employment without “Cause”, or if Mr. Carmona terminates his employment with “Good Reason” (as these terms are defined in his employment agreement) between the date of the notice of termination and the effective termination date, the Employer has agreed to pay Mr. Carmona, in addition to the Accrued Amounts and to the extent permitted by Swiss law, all base salary, benefits and continued vesting of unvested options and RSUs. The Employer may elect to place Mr. Carmona on garden leave between the date of the notice of termination and the effective termination date, during which time he will receive all base salary, benefits and continued vesting of unvested options and RSUs. Following termination, Mr. Carmona will receive (i) a pro-rata target bonus for the fiscal year of termination, payable on the first payroll date following 60 days post-termination and (ii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months post-termination.
If the Employer terminates Mr. Carmona’s employment without “Cause” or if Mr. Carmona terminates with “Good Reason”, the notice period is one year. However, in either case Mr. Carmona may elect to leave any time after 60 days following the date of the notice of termination. If the Employer terminates Mr. Carmona’s employment with “Cause”, the termination may be effective immediately.
The payment of the pro-rata target bonus and the employer portion of COBRA payments following termination is conditioned on the execution by Mr. Carmona of a release in favor of the Company and compliance with the restrictive covenant provisions applicable to Mr. Carmona under his employment agreement.
Employment Agreement with Mohamed Zaki
Dr. Mohamed Zaki serves as the Company’s Chief Medical Officer under an executive employment agreement dated as of December 22, 2023. Pursuant to such employment agreement, Dr. Zaki is entitled to receive an annual base salary of $650,000, subject to increase if approved by the compensation committee, and is eligible to receive an annual target cash bonus of 50% of his base salary, payable based on the achievement of performance goals as established by the compensation committee. Dr. Zaki is also eligible to be considered for an annual equity award subject to approval by the compensation committee. For a summary of Dr. Zaki’s equity awards, please see “—Long-Term Incentives—Equity Compensation”.

If Dr. Zaki’s employment is terminated for any reason (including by reason of death or disability (as defined in his employment agreement)), regardless of whether he signs a release of claims against the Company, he is entitled to receive the Accrued Amounts and the payment of any earned but unpaid annual bonus from the prior fiscal year (the “Prior Year Bonus”).
If the Employer terminates Dr. Zaki’s employment without “Cause”, or if Dr. Zaki terminates his employment with “Good Reason” (as these terms are defined in his employment agreement), in addition to the Accrued Amounts and the Prior Year Bonus, the Employer has agreed to pay Dr. Zaki a severance payment equivalent to (i) the sum of Dr. Zaki’s base salary and target bonus for the year in which termination occurs, divided by 12, (“Monthly Severance”) multiplied by 15 and paid in equal installments over the 15 month period following the date of termination (ii) a pro-rata target bonus for the fiscal year of termination, payable within 60 days post-termination, (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 15 months and (iv) all outstanding equity grants held by Dr. Zaki which vest based on his continued service over time shall accelerate, become fully vested and/or exercisable over the 15 month period following a termination of employment. The Employer may elect to place Dr. Zaki on garden leave between the date of the notice of termination and the effective termination date (which will be at least 60 days following the date of the notice of termination other than a termination for cause), during which time he will continue to receive base salary and benefits, and his outstanding equity awards will continue to vest.
In addition, if the Employer terminates Dr. Zaki’s employment without “Cause”, or if Dr. Zaki terminates his employment with “Good Reason”, in each case within 12 months following a change in control (as defined in his employment agreement), the Employer has agreed to pay Dr. Zaki a severance payment of (i) the Monthly Severance amount multiplied by 18 and paid in equal installments over 18 months, (ii) a pro-rata target bonus for the fiscal year of termination, payable within 60 days post-termination, (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 18 months and (iv) all outstanding equity grants held by Dr. Zaki shall accelerate, become fully vested and/or exercisable as of the date of the change in control. The severance payment is conditioned on the execution by Dr. Zaki of a release and compliance with the restrictive covenant provisions applicable to Dr. Zaki under his employment agreement.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Non- Qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Ameet Mallik Chief Executive Officer	2024	$746,235	$621,732	$—	$—	$425,354	$—	$44,307	$1,837,628
	2023	$721,000	$705,065	$1,059,300	$881,250	$367,710	$—	$45,100	$3,779,425
Jose “Pepe” Carmona Chief Financial Officer	2024	$505,008	$180,000	$—	$—	$239,879	$—	$8,698	$933,585
	2023	$480,000	$180,000	$374,500	$—	$204,000	$—	$20,857	$1,259,357
Mohamed Zaki(5) Chief Medical Officer	2024	$670,020	$—	$—	$—	$318,260	$—	$21,233	$1,009,513
	2023	$647,292	$1,475,000	$288,900	$1,701,000	$276,250	$—	$15,409	$4,403,851

(1)
The amounts disclosed in this column represent the portion of retention bonuses paid in 2023 to Mr. Mallik and Mr. Carmona, 50% of which was paid in December 2023 and 50% of which was paid in June 2024. Mr. Mallik was also paid a portion of his special first-year bonus originally awarded upon his hire in May 2022 pursuant to his employment agreement as described below. Dr. Zaki was paid the special first-year bonus awarded upon his hire in January 2023 pursuant to his employment agreement as described below.

(2)
The amounts reported in this column represent the aggregate grant date fair value of RSUs granted to our NEOs during 2023, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards are described in Note 18, “Share-based compensation” to our audited consolidated financial statements.

(3)
The amounts reported in this column represent the aggregate grant date fair value of options granted to our NEOs during 2023, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the option awards are described in Note 18, “Share-based compensation” to our audited consolidated financial statements.

(4)
The amounts in this column represent health insurance benefits, life and disability insurance, 401(k) matching contributions and other wellness benefits. In 2024: For Mr. Mallik: health insurance, $36,639; 401(k) matching contributions, $6,008; life and disability insurance, $1,634; and other, $26. For Mr. Carmona: 401(k) matching contributions, $7,038; and life and disability insurance, $1,634; and other, $26. For Dr. Zaki: health insurance, $14,156; 401(k) matching contributions, $5,417; life and disability insurance, $1,634; and other, $26. In 2023: For Mr. Mallik: health insurance, $35,345; 401(k) matching contributions, $7,510; life and disability insurance, $1,645; and other, $600. For Mr. Carmona: 401(k) matching contributions, $19,212; and life and disability insurance, $1,645. For Dr. Zaki: health insurance, $13,764; and life and disability insurance, $1,645.

(5)	Dr. Zaki, the Company’s Chief Medical Officer, began employment with the Company on January 3, 2023.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for our NEOs as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable(1)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(2)	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Ameet Mallik	5/6/2022	689,725	378,236	$10.95	5/6/2032	78,125	$155,469	—	$—
	3/22/2023	273,437	351,563	$1.99	3/22/2033	—	$—	—	$—
	12/6/2023	—	—	$—	—	495,000	$985,050	—	$—
Jose Carmona	12/19/2022	230,000	230,000	$3.04	12/19/2032	—	$—	—	$—
	12/6/2023	—	—	$—	—	175,000	$348,250	—	$—
Mohamed Zaki	1/3/2023	447,222	252,778	$3.59	1/3/2033	—	$—	—	$—
	12/6/2023	—	—	$—	—	135,000	$268,650	—	$—

(1)
For Mr. Mallik and Mr. Carmona: These option vest over four years from the date of grant, with 1/4 vesting on the first anniversary of such date, and the remainder vesting monthly in 36 equal installments, subject to continued service through each such vesting date. For Dr. Zaki: The options will vest over three years from the date of grant with 33% vesting after one year and in equal monthly installments thereafter.

(2)
For the RSU grants issued on December 6, 2023: Represent restricted stock units (“RSUs”) which vest 50% on the one-year anniversary of the grant date and the remainder on the two-year anniversary of the grant date. For Mr. Mallik’s RSU grant issued on May 6, 2022: These grants vest 1/3 on each of the first three anniversaries of the grant date.

Pension Benefits
Our NEOs are eligible to participate in our 401(k) Plan, which is a defined contribution plan offered to all of our full-time U.S. based employees. There are no other pension benefit arrangements covering our NEOs.
Potential Payments upon Termination or Change in Control
The material terms of the contracts with each of our NEOs are summarized under “—Employment Agreements” above, including payments to NEOs at, following or in connection with the resignation, retirement or other termination of an NEO, or a change in the NEO’s responsibilities following a change in control.

Pay Versus Performance
The following summarizes the relationship between the total compensation paid to our CEO and other Named Executives Officers (“NEOs”), and our financial performance. In this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our NEOs other than our CEO are referred to as our “Non-PEO NEOs”):

Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO NEOs(1)	Average compensation actually paid to non-PEO NEOs(2)	Value of initial fixed $100 investment based on total shareholder return(3)	Net income (loss) in millions
2024	$1,837,628	$4,130,959	$971,549	$1,579,197	$51.82	$(157.8)
2023	$3,779,425	$2,678,585	$2,831,604	$2,155,670	$ 43.23	$(240.1)

(1)	See the “Summary Compensation Table” above for detail. The Average compensation of our Non-PEOs was also derived from the “Summary Compensation Table” above.
(2)
For purposes of this table, the compensation actually paid (“Compensation Actually Paid”, or “CAP”) means the total compensation as reflected in the “Summary Compensation Table” less the grant date fair values of stock awards and option awards included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table, and adjusted for the following with respect to equity awards granted:

•	Plus the year-end value of awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the end of the prior fiscal year for awards which were granted in prior years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of awards which were granted and vested during the same covered fiscal year (none of the equity awards held by NEOs were granted and vested in the same year),
•	Plus/(less) the change in value as of the vesting date as compared to the end of the prior fiscal year for awards which were granted in prior years and vested in the covered fiscal year,
•
Less, as to any awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year (none of the equity awards held by NEOs were forfeited during the year covered in the table),

•
Plus the dollar value of any dividends or other earnings paid during the year on outstanding and unvested awards (no dividends or other earnings were paid by the Company during the year covered in the table),

•
Plus, as to an award that is materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the equity awards held by the NEOs were materially modified during the year covered in the table).

In making each of these adjustments, the value of an award is the fair value of the award on the applicable date determined in accordance with FASB’s ASC Topic 718 using the valuation assumptions we then use to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each year and the footnotes to the Summary Compensation Table.
The tables below reflect the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEO and provide a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our PEO and Non-PEOs for the fiscal year 2024.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	Fiscal Year 2024
Summary of Compensation Table Total	$1,837,628
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	—
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted In Fiscal Year	—
Plus (Less): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	370,313
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—
Plus (Less): Change in Fair Value of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	1,923,018
Compensation Actually Paid	$4,130,959

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2024
Summary of Compensation Table Total	$971,549
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	—
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted In Fiscal Year	—
Plus (Less): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	112,704
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	—
Plus (Less): Change in Fair Value of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	494,944
Compensation Actually Paid	$1,579,197

(3)
Total Shareholder Return represents the return on a fixed investment of $100 in ADC Therapeutics SA (ADCT) stock for the period beginning on the last trading day of 2022 through the end of the applicable fiscal year.

CAP versus Company Total Shareholder Return
The Company’s Total Shareholder Return in 2024 was $51.82 based on a $100 initial fixed investment and the PEO CAP was $4.1 million. The non-PEO CAP was $1.6 million. The Company does not use Total Shareholder Return as a primary metric to determine compensation levels or incentive plan payout. In future years we will determine whether there are any trends in the relationship between Total Shareholder Return and CAP over time.
CAP versus Net Income (Loss)
As shown in the chart above, the Company’s net loss in 2024 was $157.8 million and the PEO CAP was $4.1 million. The non-PEO CAP was $1.6 million. The Company does not use net income/loss as a primary metric to determine compensation levels or incentive plan payout. In future years we will determine whether there are any trends in the relationship between net income/loss and CAP over time.
Actions to Recover Erroneously Awarded Compensation
None.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Each of our non-employee directors is entitled to receive the following compensation pursuant to our current director compensation policy, as applicable:
The compensation of the non-executive members of the board of directors may consist of fixed and variable compensation elements. Total compensation shall take into account the position and level of responsibility of the recipient. Additionally, the Company pays the employer’s portion of social security contributions due on these amounts, as applicable.
Compensation may be paid in the form of cash, shares, options or other share-based instruments or units, or in the form of other types of benefits. The board of directors or, to the extent delegated to it, the Compensation Committee, shall determine grant, vesting, exercise, restriction and forfeiture conditions and periods. In particular, it may provide for continuation, acceleration or removal of vesting, exercise, restriction and forfeiture conditions and periods, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case in the event of pre-determined events such as a change of control or termination of a service or mandate agreement. The Company may procure the required shares or other securities through purchases in the market, from treasury shares or by using conditional or authorized share capital. Compensation may be paid by the Company or companies controlled by it.
Non-Employee Director Compensation
The following table sets forth information concerning the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(2)(3)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Ron Squarer	$85,000	$126,400	$—	$—	$—	$14,073	$225,473
Robert Azelby	$67,500	$126,400	$—	$—	$—	$—	$193,900
Jean-Pierre Bizzari	$62,500	$126,400	$—	$—	$—	$827	$189,727
Peter Hug	$90,000	$126,400	$—	$—	$—	$11,035	$227,435
Viviane Monges	$80,000	$126,400	$—	$—	$—	$26,658	$233,058
Thomas Pfisterer	$45,000	$126,400	$—	$—	$—	$10,198	$181,598
Tyrell J. Rivers	$—	$—	$—	$—	$—	$—	$—
Victor Sandor	$67,500	$126,400	$—	$—	$—	$—	$193,900

(1)
The amounts reported in this column represent the aggregate grant date fair value of RSUs granted to our NEOs during 2024, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards are described in Note 18, “Share-based compensation” to our audited consolidated financial statements.

(2)
As of December 31, 2024: Mr. Squarer held 40,000 unvested RSUs. Mr. Azelby held 40,000 unvested RSUs and 19,375 unvested options. Mr. Bizarri held 40,000 unvested RSUs and 12,246 unvested options. Mr. Hug held 40,000 unvested RSUs. Ms. Monges held 40,000 unvested RSUs and 1,492 unvested options. Mr. Pfisterer held 40,000 unvested RSUs. Mr. Rivers did not hold any unvested RSUs or unvested options. Mr. Sandor held 40,000 unvested RSUs.

(3)
The amounts reported in this column represent the aggregate grant date fair value of options granted to our NEOs during 2024, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the option awards are described in Note 18, “Share-based compensation” to our audited consolidated financial statements.

(4)
The amounts in this column represent social security contributions as required by applicable laws as well as certain non-mandatory benefits under local social security schemes. For 2024 non-mandatory benefits - Ms. Monges: Pension benefit: $13,279.

Annual Retainers for Non-Employee Directors
The Non-Employee Directors Azelby, Bizzari, Hug, Monges, Pfisterer, Sandor and Squarer receive the following fees effective following the Annual General Meeting in June 2024:

Membership Fees (in US $)	Chairman	Member	Vice Chair & Lead Independent Director
Board	$85,000	$45,000	$70,000
Audit	$30,000	$15,000	N/A
Compensation	$15,000	$7,500	N/A
Nomination & Corporate Governance	$10,000	$5,000	N/A
Science & Technology	$15,000	$7,500	N/A

2024 Equity Awards for Non-Employee Directors
On June 13, 2024, the Company granted Mr. Azelby, Dr. Bizzari, Mr. Hug, Ms. Monges, Mr. Pfisterer, Dr. Sandor and Mr. Squarer 40,000 Restricted Stock Units with a one year vest date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table is a summary of the common shares authorized for issuance under equity compensation plans as of December 31, 2024:

Plan Category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares to be issued upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by security holders:
2022 Employee Stock Purchase Plan	—	—	— *
Conditional Share Capital Plan
Options	N/A	N/A	N/A
Restricted share units	2,497,349	N/A	N/A
Total for Conditional Share Capital Plan	2,497,349	N/A	3,355,883
Equity compensation plans not approved by security holders:
2019 Equity Incentive Plan:
Options	10,054,588	$9.02	N/A
Restricted share units	608,961	N/A	N/A
Total for 2019 Equity Incentive Plan	10,663,549	N/A	4,330,311
Inducement Plan:
Options	642,700	$3.63	N/A
Restricted share units	N/A	N/A	N/A
Total for Inducement Plan	642,700	N/A	357,300

*
The aggregate number of shares that may be issued pursuant to rights granted under the 2022 Employee Stock Purchase Plan is equal to 1% of our common share capital at the plan’s adoption. In addition to the foregoing, on the first day of each calendar year beginning on January 1, 2024 and ending on and including January 1, 2032, the number of common shares available for issuance under the 2022 Employee Stock Purchase Plan is increased by that number of common shares equal to the least of (a) 1% of the common shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of common shares as determined by the board of directors. The number of shares reported in this column represents the number of common shares available for future issuance as of December 31, 2024.

The material features of the equity compensation plans adopted without shareholder approval are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to this Annual Report.
2019 Equity Incentive Plan
Plan Administration. The 2019 Equity Incentive Plan is administered by the compensation committee of our board of directors, subject to the board of directors’ discretion to administer or appoint another committee to administer it.
Eligible Participants. The administrator is able to offer equity awards at its discretion under the 2019 Equity Incentive Plan to: (1) any employees of us or any of our subsidiaries; (2) any non-employee directors serving on our board of directors; and (3) any consultants or other advisers to us or any of our subsidiaries. The administrator of the plan may determine that an award for the benefit of a non-employee director will be granted to an affiliate of such director, but only to the extent consistent with the registration of shares offered under the plan on Form S-8 under the Securities Act.
Awards. The maximum number of common shares in respect of which awards may be granted under the 2019 Equity Incentive Plan is 17,741,355 common shares (including share-based equity awards granted to date, less awards forfeited), subject to adjustment in the event of certain corporate transactions or events if necessary to prevent dilution or enlargement of the benefits made available under the plan. Equity incentive awards under the 2019 Equity Incentive Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards but not “incentive stock options” for purposes of U.S. tax laws. Options and share appreciation rights will have an exercise price determined by the administrator but will not be less than fair market value of the underlying common shares on the date of grant.
Vesting. The vesting conditions for grants under the equity incentive awards under the 2019 Equity Incentive Plan are set forth in the applicable award documentation.
Termination of Service and Change in Control. In the event of a participant’s termination of employment, the compensation committee may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of our termination of a participant’s employment without Cause or a participant’s resignation for Good Reason (as defined in the 2019 Equity Incentive Plan) upon or within 18 months following a change in control of the company (as defined in the 2019 Equity Incentive Plan), any awards outstanding to the participant (unless otherwise provided in the award agreement) will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In the event of a change in control that involves a merger, acquisition or other corporate transaction, any outstanding award not assumed, substituted, replaced or continued in connection with the transaction will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In connection with a change of control, the compensation committee may, in its discretion, take any one or more of the following actions with respect to outstanding awards: (i) cancel any such award, in exchange for a payment in cash, securities or other property or any combination thereof with a value equal to the value of such award based on the per share value of common shares received or to be received by other shareholders in the event (or without payment of consideration if the committee determines that no amount would have been realized upon the exercise of the award or other realization of the participant’s rights); (ii) require the exercise of any outstanding option; (iii) provide for the assumption, substitution, replacement or continuation of any award by the successor or surviving corporation, along with appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation, subject to any replacement awards, the terms and conditions of the replacement awards (including performance targets) and the grant, exercise or purchase price per share for the replacement awards; (iv) make any other adjustments in the number and type of securities (or other consideration) subject to (a) such awards and in the terms and conditions of such awards in order to prevent the dilution or enlargement of benefits intended to be made available under the 2019 Equity Incentive Plan and (b) awards that may be granted in the future; (v) provide that any such award shall be accelerated and become exercisable, payable and/or fully vested with respect to all shares covered thereby or (vi) provide that any award shall not vest, be exercised or become payable as a result of such event.
Termination and Amendment. Unless terminated earlier, the 2019 Equity Incentive Plan will continue for a term of ten years. Our board of directors has the authority to amend or terminate the 2019 Equity Incentive Plan subject to shareholder approval with respect to certain amendments. However, no such action may impair the rights of the recipient of any options unless agreed to by the recipient.
Inducement Plan
Plan Administration. The Inducement Plan is administered by the compensation committee of our board of directors, subject to the board of directors’ discretion to administer or appoint another committee to administer it.
Eligible Participants. The administrator is able to offer equity awards at its discretion under the Inducement Plan to any employee who is eligible to receive an employment inducement grant in accordance with NYSE Listed Company Manual 303A.08.
Awards. The maximum number of common shares in respect of which awards may be granted under the Inducement Plan is 1,000,000 common shares (including share-based equity awards granted to date, less awards forfeited), subject to adjustment in the event of certain corporate transactions or events if necessary to prevent dilution or enlargement of the benefits made available under the plan. Equity incentive awards under the Inducement Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards but not “incentive stock options” for purposes of U.S. tax laws. Options and share appreciation rights will have an exercise price determined by the administrator but will not be less than fair market value of the underlying common shares on the date of grant.
Vesting. The vesting conditions for grants under the equity incentive awards under the Inducement Plan are set forth in the applicable award documentation.

Termination of Service and Change in Control. In the event of a participant’s termination of employment, the compensation committee may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of our termination of a participant’s employment without Cause or a participant’s resignation for Good Reason (as defined in the Inducement Plan) upon or within 18 months following a change in control of the company (as defined in the Inducement Plan), any awards outstanding to the participant (unless otherwise provided in the award agreement) will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In the event of a change in control that involves a merger, acquisition or other corporate transaction, any outstanding award not assumed, substituted, replaced or continued in connection with the transaction will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In connection with a change of control, the compensation committee may, in its discretion, take any one or more of the following actions with respect to outstanding awards: (i) cancel any such award, in exchange for a payment in cash, securities or other property or any combination thereof with a value equal to the value of such award based on the per share value of common shares received or to be received by other shareholders in the event (or without payment of consideration if the committee determines that no amount would have been realized upon the exercise of the award or other realization of the participant’s rights); (ii) require the exercise of any outstanding option; (iii) provide for the assumption, substitution, replacement or continuation of any award by the successor or surviving corporation, along with appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation, subject to any replacement awards, the terms and conditions of the replacement awards (including performance targets) and the grant, exercise or purchase price per share for the replacement awards; (iv) make any other adjustments in the number and type of securities (or other consideration) subject to (a) such awards and in the terms and conditions of such awards in order to prevent the dilution or enlargement of benefits intended to be made available under the Inducement Plan and (b) awards that may be granted in the future; (v) provide that any such award shall be accelerated and become exercisable, payable and/or fully vested with respect to all shares covered thereby or (vi) provide that any award shall not vest, be exercised or become payable as a result of such event.
Termination and Amendment. Unless terminated earlier, the Inducement Plan will continue for a term of ten years. Our board of directors has the authority to amend or terminate the Inducement Plan. However, no such action may impair the rights of the recipient of any options unless agreed to by the recipient.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information relating to the beneficial ownership of our common shares as of April 1, 2025:
•	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding common shares;
•	each of our executive officers and directors and nominees to such positions; and
•	all executive officers and directors and nominees to such positions as a group.
The number of common shares beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any common shares over which the individual has sole or shared voting power or investment power as well as any common shares that the individual has the right to acquire within 60 days from April 1, 2025 through the exercise of any option or other right. Except as otherwise indicated, and subject to applicable community property laws, we believe that the persons named in the table have sole voting and investment power.
The percentage of outstanding common shares beneficially owned is computed based on 99,178,286 common shares outstanding as of April 1, 2025. Common shares that a person has the right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group. Unless otherwise indicated below, the business address for each beneficial owner is ADC Therapeutics SA, Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland.

Principal Shareholders	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
5% Shareholders
Redmile Group LLC(1)	15,669,217	15.8%
Entities affiliated with Dr. Hans-Peter Wild(2)	9,788,944	9.9%
Prosight Management L.P.(3)	9,617,531	9.7%
OrbiMed(4)	5,968,451	6.0%
BlackRock, Inc.(5)	5,011,857	5.1%
Executive Officers and Directors and Nominees
Robert Azelby	27,859	*
Jean-Pierre Bizzari	61,416	*
Jose “Pepe” Carmona	404,809	*
Timothy Coughlin	—	*
Peter Graham	361,042	*
Peter Hug	142,644	*
Ameet Mallik	1,573,518	1.6%
Viviane Monges	97,564	*
Thomas Pfisterer	625,756	*
Tyrell J. Rivers(6)	—	*
Victor Sandor	71,998	*
Ron Squarer(7)	1,553,007	1.5%
Mohamed Zaki	642,332	*
All executive officers and directors and nominees as a group (13 persons)	5,561,945	5.4%

*	Less than 1% of our total outstanding common shares.
(1)
This information is based on a Schedule 13G/A filed with the SEC on November 14, 2024 by Redmile Group, LLC and Jeremy C. Green. The common shares are owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC. The reported securities may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts, as well as by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The number of common shares beneficially owned by Redmile Group, LLC and Mr. Green excludes 8,163,265 common shares issuable upon the exercise of the pre-funded warrants held by certain Redmile clients, including RedCo II, as such warrants include a provision that a holder is prohibited from exercising such warrants to the extent that, upon such exercise, the number of common shares then beneficially owned by the holder and its affiliates and any other person or entity with whom the exercising holder’s beneficial ownership would be aggregated for purposes of Section 13(d) under the Exchange Act, would exceed 9.99% of the total number of common shares outstanding immediately after giving effect to such exercise. The business address of each of Redmile Group, LLC and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.
(2)
The principal business of HPWH TH AG (“HPWH”) is holding investment rights in, directly or indirectly, ADC Therapeutics. HP WILD Holding AG (“HPW Holding”) is an intermediary holding company. Dr. Hans-Peter Wild is the chairman of HPWH and HPW Holding. Thomas Pfisterer is a board member of HPWH and an investment manager. By reason of a stockholders’ agreement by and among Mr. Pfisterer and HPW Holding and their joint indirect minority equity interest in HPWH via their joint ownership of HPWH MH AG (“MH”), which owns a 12.5% interest in HPWH, Mr. Pfisterer may be deemed to have shared voting and investment power with respect to such shares held of record by HPWH. However, Mr. Pfisterer disclaims beneficial ownership of all common shares held of record by HPWH other than the shares indirectly represented by his 41.7% interest in MH. The business address of each of HPWH, HPW Holding, Dr. Wild and Mr. Pfisterer is HPWH is Neugasse 22, 6300 Zug, Switzerland.

(3)
This information is based on a Schedule 13G/A filed with the SEC on November 13, 2024 by Prosight Management, LP, Prosight Fund, LP, Prosight Plus Fund, LP, Prosight Partners, LLC, and W. Lawrence Hawkins. The business address of each of the foregoing persons and entities is c/o Prosight Management, LP, 5956 Sherry Lane, Suite 1365, Dallas, Texas 75225.

(4)
This information is based on a Schedule 13G filed with the SEC on February 14, 2025 by OrbiMed Advisors LLC and OrbiMed Capital LLC. OrbiMed Advisors LLC and OrbiMed Capital LLC exercise investment and voting power over the Common Shares through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the common shares reported. The business address of each of each of the foregoing persons and entities is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(5)
This information is based on a Schedule 13G filed with the SEC on February 3, 2025 by BlackRock, Inc. The business address of each of each of the foregoing persons and entities is 50 Hudson Yards New York, NY 10001.

(6)	Mr. Rivers, an executive director within AstraZeneca’s corporate development group, disclaims beneficial ownership with respect to common shares held of record by AstraZeneca.
(7)	Includes 159,026 shares held by a trust in which Mr. Squarer serves as a settlor and trustee.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Related-Party Transactions
The following is a description of transactions requiring disclosure pursuant to Item 404 of Regulation S-K that we have entered into since January 1, 2024 with any of our executive officers, directors, director nominees or their affiliates and holders of more than 5% of any class of our voting securities in the aggregate, which we refer to as related parties, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with our executive officers and directors. The indemnification agreements and our amended and restated articles of association require us to indemnify our executive officers and directors to the fullest extent permitted by law.
Redmile Agreement
On January 18, 2024, we entered into an agreement (the “Redmile Agreement”) with the Redmile Group, LLC (“Redmile”) regarding preemptive rights and advance subscription rights with respect to shares of the Company. The Company agreed that the Company’s board of directors will not restrict the preemptive rights of Redmile or its affiliates based on Article 4a(4)(g) of the Company’s articles of association or restrict the advance subscription rights of Redmile or its affiliates based on Article 4c(3) of the Company’s articles of association as long as (i) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) does not directly or indirectly control, own or have the right to control or own, collectively, shares representing more than 20% of the Company’s share capital or (ii) Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) directly or indirectly controls, owns or has the right to control or own, collectively, shares representing more than 20% of the Company’s share capital but the Company’s board of directors determines that Redmile does not have an intent to effect a change of control of the Company. If, at any time, Redmile (including its affiliates and any other person or entity forming a “group” (as defined in Rule 13d-5 under the Exchange Act)) directly or indirectly controls, owns or has the right to control or own, collectively, shares representing more than 20% of the Company’s share capital and the Company’s board of directors determines that Redmile has an intent to effect a change of control of the Company, the Company’s board of directors will provide a reasonable opportunity to Redmile to explain its intentions. Thereafter, if the Company’s board of directors determines that Redmile does not intend to effect a change of control of the Company, the Company’s board of directors will not restrict the preemptive rights of Redmile or its affiliates based on Article 4a(4)(g) of the Company’s articles of association or restrict the advance subscription rights of Redmile or its affiliates based on Article 4c(3) of the Company’s articles of association. However, if the Company’s board of directors maintains its determination that Redmile has an intent to effect a change of control of the Company, the Company’s board of directors may restrict the preemptive rights of Redmile and its affiliates based on Article 4a(4)(g) of the Company’s articles of association and restrict the advance subscription rights of Redmile and its affiliates based on Article 4c(3) of the Company’s articles of association.
Related-Party Transaction Policy
We have adopted a related-party transaction policy, which states that any related-party transaction must be approved or ratified by the audit committee or board of directors. In determining whether to approve or ratify a transaction with a related party, the audit committee or board of directors will consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms of the transaction, the benefit and perceived benefit, or lack thereof, to us, the opportunity costs of an alternative transaction, the materiality and character of the related party’s direct or indirect interest and the actual or apparent conflict of interest of the related party. The audit committee or board of directors will not approve or ratify a related-party transaction unless it has determined that, upon consideration of all relevant information, such transaction is in, or not inconsistent with, our best interests and the best interests of our shareholders.

PRINCIPAL ACCOUNTING FEES AND SERVICES
For the years ended December 31, 2024 and 2023, PricewaterhouseCoopers SA was the Company’s independent registered public accounting firm.
Fees

	For the Years Ended December 31,
(in thousands)	2024	2023
Audit fees	$1,476	$2,336
Audit-related fees	—	104
Tax fees	32	51
Total Fees	$1,508	$2,491

Audit fees include the standard audit work performed each fiscal year necessary to allow the auditor to issue an opinion on our consolidated financial statements and to issue an opinion on the local statutory financial statements. Audit fees also include services that can be provided only by the external auditor such as reviews of quarterly financial results and review of our securities offering documents.
Audit-related fees consisted of fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements or for services that were traditionally performed by the external auditor.
Tax fees are fees billed for professional services for tax compliance and tax advice.
Pre-Approval Policies and Procedures
In accordance with the requirements of the Sarbanes-Oxley Act and rules issued by the SEC, the audit committee reviews and pre-approves of any services performed by PricewaterhouseCoopers SA. The procedures require that all proposed future engagements of PricewaterhouseCoopers SA for audit and permitted non-audit work are submitted to the audit committee for approval prior to the beginning of any such service. In accordance with this policy, all services performed by and fees paid to PricewaterhouseCoopers SA in this Item were approved by the audit committee.

AUDIT COMMITTEE REPORT
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The audit committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2024, with management. The audit committee has discussed with PricewaterhouseCoopers SA the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee received the written disclosures and the letter from PricewaterhouseCoopers SA required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers SA’s communications with the audit committee concerning independence and discussed with PricewaterhouseCoopers SA its independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Respectfully submitted by the audit committee:
Viviane Monges (chair)
Robert Azelby
Tyrell Rivers

PROPOSAL NO. 1: APPROVING THE COMPANY’S MANAGEMENT REPORT, ANNUAL FINANCIAL STATEMENTS AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2024 AND ACKNOWLEDGING THE AUDITORS’ REPORTS FOR
THE YEAR ENDED DECEMBER 31, 2024
Explanation
Under Swiss law, a company must submit a management report, its annual financial statements and its consolidated financial statements to shareholders for approval or disapproval at each annual general meeting.
The 2024 Annual Report, the statutory annual financial statements for the year ended December 31, 2024, including the auditors’ report thereon, and the consolidated financial statements for the year ended December 31, 2024, including the auditors’ report thereon, are available on the Investors section of our website at adctherapeutics.com. You may also obtain a printed copy of these documents at no cost, upon written or oral request, by contacting us at Investor Relations, ADC Therapeutics SA, c/o ADC Therapeutics America, Inc., 430 Mountain Avenue, 4th Floor, New Providence, NJ 07974 or by calling (908) 731-5556.
Proposal
The board of directors proposes that the management report, the annual financial statements and the consolidated financial statements for the year ended December 31, 2024, be approved and the auditors’ report for the year ended December 31, 2024, be acknowledged.
Voting Requirement
The affirmative vote of a majority of votes represented is required for this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. This is a “routine” item and thus we do not expect any broker non-votes.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 2: APPROVING, ON AN ADVISORY BASIS UNDER SWISS LAW, THE COMPANY’S COMPENSATION REPORT FOR THE YEAR ENDED DECEMBER 31, 2024
Explanation
Under Swiss law, we are required to prepare a separate compensation report each year that contains specific items in a presentation format determined by Swiss law. Under Swiss corporate law, our compensation report must be submitted to shareholders for approval in an advisory vote.
The Proposal
The board of directors proposes that the Company’s compensation report for the year ended December 31, 2024, be approved in a non-binding advisory vote.
Voting Requirement
The affirmative vote of a majority of votes cast is required for this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the result of this proposal.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 3: DISCHARGING THE MEMBERS OF THE BOARD OF DIRECTORS AND THE EXECUTIVE COMMITTEE FROM LIABILITY FOR THE YEAR ENDED DECEMBER 31, 2024
Explanation
As is customary for Swiss corporations and in accordance with the Swiss Code of Obligations, shareholders are requested to release the members of the board of directors and the executive committee from liability for the year ended December 31, 2024. Discharge pursuant to the proposed resolution is only effective with respect to facts that have been disclosed to shareholders (including through any publicly available information, whether or not included in our filings with the SEC) and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that the shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against members of the board of directors or the executive committee with respect to activities during the year ended December 31, 2024.
Proposal
The board of directors proposes that the members of the board of directors and the executive committee be discharged from liability for the year ended December 31, 2024.
Voting Requirement
The affirmative vote of a majority of votes represented is required for this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the result of this proposal. Members of the board of directors and the executive committee and their representatives and entities controlled by them are not allowed to vote on this proposal.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 4: APPROVING THE APPROPRIATION OF THE FINANCIAL RESULTS FOR
THE YEAR ENDED DECEMBER 31, 2024 BY CARRYING FORWARD THE LOSS
RESULTING FROM SUCH YEAR
Explanation
Under Swiss law, the appropriation of the financial results as set forth in the Company’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting of shareholders.
Proposal
The board of directors proposes that the net loss for the year ended December 31, 2024, be carried forward as follows:

Loss carried forward from the year ended December 31, 2023	CHF1,113,390,115
Loss for the year ended December 31, 2024	CHF93,463,700
Loss to be carried forward	CHF 1,206,853,815

Voting Requirement
The affirmative vote of a majority of votes represented is required for this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. This is a “routine” item and thus we do not expect any broker non-votes.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 5: ELECTING AND REELECTING NOMINEES TO THE BOARD OF DIRECTORS
Explanation
Under Swiss law, members of the board of directors may only be elected by shareholders. The board of directors is presently composed of nine members. Each director, as well as the chair of the board of directors, must be elected annually and individually for a term extending until the completion of the next annual general meeting of shareholders.
At the recommendation of the nomination and corporate governance committee, the board of directors has nominated the nine individuals below to serve as directors for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders. Mr. Timothy Coughlin is proposed for election as a new member of the board of directors. All other nominees currently serve as members of the board of directors. The current terms of all members of the board of directors expire upon the closing of the Annual Meeting. Each of the nominated individuals below has consented to being named as a director nominee and agreed to continue to serve if elected.
For information concerning the director nominees, see “Board of Directors, Executive Officers and Corporate Governance Matters.”
The Proposals
There will be a separate vote on each nominee.
Proposal #5a: The board of directors proposes that Ron Squarer be reelected as the chair of the board of directors and a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5b: The board of directors proposes that Robert Azelby be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5c: The board of directors proposes that Jean-Pierre Bizzari be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5d: The board of directors proposes that Peter Hug be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5e: The board of directors proposes that Ameet Mallik be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5f: The board of directors proposes that Viviane Monges be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5g: The board of directors proposes that Tyrell Rivers be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5h: The board of directors proposes that Victor Sandor be reelected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #5i: The board of directors proposes that Timothy Coughlin be elected as a director for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Timothy Coughlin, 58, has been nominated as a member of our board of directors. From 2002 to 2018, Mr. Coughlin was with Neurocrine Biosciences, becoming the Chief Financial Officer of Neurocrine Biosciences in 2006. Prior to joining Neurocrine, he was with Catholic Health Initiatives, where he served as Vice President of Financial Services. He also served on the board of directors of Peloton Therapeutics prior to its sale to Merck & Co in 2019. In addition to our board of directors, he serves on the board of directors of aTyr Pharma, Travere Therapeutics and Fate Therapeutics. Mr. Coughlin holds a master’s degree in international business from San Diego State University and a bachelor’s degree in accounting from Temple University. Mr. Coughlin is a certified public accountant (CPA) in both California and Pennsylvania. We believe that Mr. Coughlin’s extensive experience as a CPA and in the biotech and biopharma space makes him a valuable addition to our board of directors.
If elected to our board of directors, Mr. Coughlin is expected to serve on the audit committee and become the chair of the audit committee. Our board of directors has determined that Mr. Coughlin is an independent director within the meaning of NYSE listing standards, is financially literate and is an “audit committee financial expert”. Mr. Coughlin was recommended by our Chairman to the Nominating and Corporate Governance Committee.
Voting Requirement
The affirmative vote of a majority of votes represented is required for these proposals. Abstentions will have the same effect as votes “AGAINST” the applicable proposal. Broker non-votes will have no effect on the result of the applicable proposal.
Recommendation
The board of directors recommends that you vote “FOR” all director nominees.

PROPOSAL NO. 6: REELECTING NOMINEES TO THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Explanation
Under Swiss law, members of the compensation committee of the board of directors may only be elected by shareholders. The compensation committee is presently composed of three members. Each member must be elected annually and individually for a term extending until the completion of the next annual general meeting of shareholders.
At the recommendation of the nomination and corporate governance committee, the board of directors has nominated the three individuals below to serve as members of the compensation committee for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders. All of the nominees currently serve as members of the compensation committee. Their current terms expire upon the closing of the Annual Meeting. Each of the nominated individuals below has consented to being named as a nominee and agreed to continue to serve if elected.
For information concerning the nominees, see “Board of Directors, Executive Officers and Corporate Governance Matters.”
The Proposals
There will be a separate vote on each nominee.
Proposal #6a: The board of directors proposes that Robert Azelby be reelected as a member of the compensation committee for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #6b: The board of directors proposes that Peter Hug be reelected as a member of the compensation committee for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Proposal #6c: The board of directors proposes that Victor Sandor be reelected as a member of the compensation committee for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Voting Requirement
The affirmative vote of a majority of votes represented is required for these proposals. Abstentions will have the same effect as votes “AGAINST” the applicable proposal. Broker non-votes will have no effect on the result of the applicable proposal.
Recommendation
The board of directors recommends that you vote “FOR” all nominees.

PROPOSAL NO. 7: REELECTING PHC NOTAIRES, IN LAUSANNE, SWITZERLAND,
AS THE INDEPENDENT PROXY
Explanation
Under Swiss law, the independent representative of the shareholders (Independent Proxy) must be elected at each annual general meeting for a one-year term ending at the completion of the following annual general meeting.
Shareholders may either represent their shares themselves, have them represented by a third party, whether or not a shareholder, if the latter is given a written proxy, or have them represented by the Independent Proxy. Under Swiss law, the Independent Proxy must satisfy strict independence requirements. In the absence of instructions, the Independent Proxy must abstain from voting.
The Proposal
The board of directors proposes that PHC Notaires, in Lausanne, Switzerland be reelected as the Independent Proxy for a one-year term, beginning as of the Annual Meeting and ending at the closing of the 2026 annual general meeting of shareholders.
Voting Requirement
The affirmative vote of a majority of votes represented is required for this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. This is a “routine” item and thus we do not expect any broker non-votes.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 8: REELECTING PRICEWATERHOUSECOOPERS SA AS THE AUDITORS
Explanation
Under our articles of association, the auditors must be elected at each annual general meeting of shareholders.
Upon recommendation of the audit committee, the board of directors proposes that PricewaterhouseCoopers SA be reelected as statutory auditor and independent registered public accounting firm for the year ending December 31, 2025. PricewaterhouseCoopers SA has served as our auditors since 2015. A representative of PricewaterhouseCoopers SA is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from shareholders.
The Proposal
The board of directors proposes that PricewaterhouseCoopers SA be reelected as the statutory auditor and independent registered public accounting firm for the year ending December 31, 2025.
Voting Requirement
The affirmative vote of a majority of votes represented is required for this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. This is a “routine” item and thus we do not expect any broker non-votes.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 9: APPROVING, ON A BINDING BASIS UNDER SWISS LAW, THE COMPENSATION OF THE BOARD OF DIRECTORS AND THE EXECUTIVE COMMITTEE
Explanation
Under Swiss law and our articles of association, we must submit the following items for approval or disapproval at each annual general meeting: (i) the maximum aggregate amount of compensation for the members of the board of directors for the period between the current and the following annual general meeting of shareholders, (ii) the maximum aggregate amount of fixed compensation for the members of the executive committee for the following year, and (iii) the maximum aggregate amount of variable compensation for the members of the executive committee for the current year.
The compensation for the members of the board of directors and its committees is comprised of cash board fees and equity awards in the Company’s long-term equity incentive plan.
The executive committee is comprised of Ameet Mallik, Jose Carmona and Patrick van Berkel. The fixed compensation for the executive committee members is comprised of annual salary and social security and pension contributions paid by the Company. The variable compensation for the executive committee members is comprised of annual cash bonus payments and participation in the Company’s long-term equity incentive plan, including stock options and RSUs. The proposal assumes the Company pays the maximum bonus which is 150% of target. The target bonus ranges (at 100% target achievement) are between 50% and 60% of base salary. The Company’s compensation programs are designed to support a philosophy of pay for performance for the members of the executive committee while maintaining an overall level of compensation that is competitive with our peers and the biotech industry as a whole. Moreover, the board of directors plans to allocate a significant portion of the variable compensation to equity awards in order to help incentivize the executive committee members to create long-term value for the Company and strengthen the alignment of the interests of our executive committee members with our shareholders.
For more information concerning executive and director compensation, see “Executive Compensation” and “Director Compensation” and the compensation report for the year ended December 31, 2024.
The Proposals
There will be a separate vote on each proposal.
Proposal #9a: The board of directors proposes that the maximum aggregate amount of compensation for the members of the board of directors for the period between the Annual Meeting and the 2026 annual general meeting of shareholders be set at $2,300,000.
Proposal #9b: The board of directors proposes that the maximum aggregate amount of fixed compensation for the members of the executive committee for the year ending December 31, 2026, be set at $2,600,000.
Proposal #9c: The board of directors proposes that the maximum aggregate amount of variable compensation for the members of the executive committee for the year ending December 31, 2025, be set at $3,500,000.
Voting Requirement
The affirmative vote of a majority of votes represented is required for these proposals. Abstentions will have the same effect as votes “AGAINST” the applicable proposal. Broker non-votes will have no effect on the result of the applicable proposal.
Recommendation
The board of directors recommends that you vote “FOR” all proposals.

PROPOSAL NO. 10: APPROVING, ON AN ADVISORY BASIS UNDER U.S. LAW, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Explanation
Under SEC rules, we are required to seek shareholder approval of an advisory resolution (commonly referred to as a “say-on-pay” vote) on our named executive compensation as reported in this Proxy Statement. The say-on-pay vote generally covers the calendar year prior to the date of our proxy statement. The SEC say-on-pay vote provides for a look-back to the calendar year before the date of the applicable proxy statement. This is in addition to the Swiss rules on executive say-on-pay and our articles of association, which require that we submit (i) the maximum aggregate amount of compensation of the members of each of the board of directors and the executive committee to a binding vote (Proposal #9) and (ii) the compensation report to a non-binding advisory vote (Proposal #2).
As the say-on-pay vote required under SEC rules is advisory, it will not be binding upon the board of directors or the compensation committee and neither the board of directors nor the compensation committee will be required to take any action as a result of the outcome of this vote. However, the board of directors and the compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies.
In 2024, our shareholders approved the “say-on-pay” vote with over 93% of the votes cast (excluding broker non-votes) in support of the compensation of our named executive officers as disclosed in our 2024 proxy statement. Each year, we intend to submit the executive compensation of our named executive officers to an advisory vote at our annual general meeting of shareholders. We expect to hold the next advisory say-on-pay vote at our 2026 annual general meeting of shareholders.
The “Executive Compensation” section describes our executive compensation programs and the compensation decisions made by our Compensation Committee and Board of Directors for the fiscal year ended December 31, 2024, with respect to the Named Executive Officers. As described in detail in the “Executive Compensation” section, our Compensation Committee believes that the most effective compensation program is designed to provide a substantial portion of executive compensation in the form of variable, at-risk pay which is earned based on performance. Our Compensation Committee thoughtfully employs the primary compensation elements of base salary, annual cash incentives, and long-term equity awards, to achieve these objectives.
The Proposal
The board of directors is proposing that the following proposal be approved: “RESOLVED, that the Company’s shareholders approve, on an advisory basis under U.S. law, the compensation of the Company’s named executive officers, as disclosed in “Executive Compensation” and the related compensation tables and narrative disclosure in this proxy statement.”
Voting Requirement
The affirmative vote of a majority of votes cast is required for the approval of this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the result of this proposal.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 11: APPROVING AN AMENDMENT TO INCREASE THE NUMBER OF
SHARES AUTHORIZED UNDER THE 2019 EQUITY INCENTIVE PLAN
Explanation
Background
On April 4, 2025, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, an amendment to our 2019 Equity Incentive Plan to increase the number of shares authorized under the 2019 Equity Incentive Plan by 4,850,000 shares.
The Compensation Committee believes the number of shares available under the 2019 Equity Incentive Plan is not sufficient to make the grants that will be needed over the next year to provide adequate long-term equity incentives to our key employees. Approval of the amendment to the 2019 Equity Incentive Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with shareholders. If the amendment to the 2019 Equity Incentive Plan is not approved by our shareholders, the Company may be required to increase the cash component of our compensation mix, which would severely inhibit our ability to (i) align our executives’ interests with the interests of our shareholders, (ii) conserve our cash reserves, (iii) recruit and retain new executives, key employees and non-employee directors, and (iv) motivate our current executives and key employees over a long-term horizon. As of the Record Date, nearly all of our issued and outstanding stock options are significantly “underwater.”
Except for the proposed increase in the number of shares authorized under the 2019 Equity Incentive Plan, the amendment does not change any provisions of the 2019 Equity Incentive Plan. Appendix A to this Proxy Statement contains a copy of the amended 2019 Equity Incentive Plan.
Description
Plan Administration. The 2019 Equity Incentive Plan is administered by the compensation committee of our board of directors, subject to the board of directors’ discretion to administer or appoint another committee to administer it.
Eligible Participants. The administrator is able to offer equity awards at its discretion under the 2019 Equity Incentive Plan to: (1) any employees of us or any of our subsidiaries; (2) any non-employee directors serving on our board of directors; and (3) any consultants or other advisers to us or any of our subsidiaries. The administrator of the plan may determine that an award for the benefit of a non-employee director will be granted to an affiliate of such director, but only to the extent consistent with the registration of shares offered under the plan on Form S-8 under the Securities Act.
Awards. The maximum number of common shares in respect of which awards may be granted under the 2019 Equity Incentive Plan is currently 17,741,355 common shares (including share-based equity awards granted to date, less awards forfeited), subject to adjustment in the event of certain corporate transactions or events if necessary to prevent dilution or enlargement of the benefits made available under the plan. Equity incentive awards under the 2019 Equity Incentive Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards but not “incentive stock options” for purposes of U.S. tax laws. Options and share appreciation rights will have an exercise price determined by the administrator but will not be less than fair market value of the underlying common shares on the date of grant.
Vesting. The vesting conditions for grants under the equity incentive awards under the 2019 Equity Incentive Plan are set forth in the applicable award documentation.
Termination of Service and Change in Control. In the event of a participant’s termination of employment, the compensation committee may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of our termination of a participant’s employment without Cause or a participant’s resignation for Good Reason (as defined in the 2019 Equity Incentive Plan) upon or within 18 months following a change in control of the company (as defined in the 2019 Equity Incentive Plan), any awards outstanding to the participant (unless otherwise provided in the award agreement) will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In the event of a change in control that involves a merger, acquisition or other corporate transaction, any outstanding award not assumed, substituted, replaced or continued in connection with the transaction will immediately vest and settle, and options and share appreciation rights will become fully exercisable. In connection with a change of control, the compensation committee may, in its discretion, take any one or more of the following actions with respect to outstanding awards: (i) cancel any such award, in exchange for a payment in cash, securities or other property or any combination thereof with a value equal to the value of such award based on the per share value of common shares received or to be received by other shareholders in the event (or without payment of consideration if the committee determines that no amount would have been realized upon the exercise of the award or other realization of the participant’s rights); (ii) require the exercise of any outstanding option; (iii) provide for the assumption, substitution, replacement or continuation of any award by the successor or surviving corporation, along with appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation, subject to any replacement awards, the terms and conditions of the replacement awards (including performance targets) and the grant, exercise or purchase price per share for the replacement awards; (iv) make any other adjustments in the number and type of securities (or other consideration) subject to (a) such awards and in the terms and conditions of such awards in order to prevent the dilution or enlargement of benefits intended to be made available under the 2019 Equity Incentive Plan and (b) awards that may be granted in the future; (v) provide that any such award shall be accelerated and become exercisable, payable and/or fully vested with respect to all shares covered thereby or (vi) provide that any award shall not vest, be exercised or become payable as a result of such event.
Termination and Amendment. Unless terminated earlier, the 2019 Equity Incentive Plan will continue for a term of ten years. Our board of directors has the authority to amend or terminate the 2019 Equity Incentive Plan subject to shareholder approval with respect to certain amendments. However, no such action may impair the rights of the recipient of any options unless agreed to by the recipient.
Benefits to Directors and Executive Officers
The following table sets forth the number of awards that have been granted under the 2019 Equity Incentive Plan to our directors and executive officers as of March 31, 2025. Any future awards under the 2019 Equity Incentive Plan are not presently determinable.

Name	Options	RSUs
Ameet Mallik, Chief Executive Officer	1,692,961	234,375
Jose “Pepe” Carmona, Chief Financial Officer	460,000	—
Mohamed Zaki, Chief Medical Officer	700,000	—
Peter Graham, Chief Legal Officer	460,000	—
All current executive officers as a group	3,312,961	234,375
All current directors who are not executive officers as a group	1,648,182	671,923
All employees as a group	9,747,627	4,486,226

The Proposal
The board of directors is proposing that an amendment to increase the number of shares authorized under 2019 Equity Incentive Plan be approved.
Voting Requirement
The affirmative vote of a majority of votes cast is required for the approval of this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the result of this proposal.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 12: APPROVING AMENDMENTS TO ARTICLE 4b OF THE ARTICLES OF ASSOCIATION TO INCREASE THE COMPANY’S CONDITIONAL SHARE CAPITAL FOR EMPLOYEE PARTICIPATION
Explanation
Background and Reasons for the Proposal
Swiss companies may have a so-called conditional share capital, under which new shares in the amount of up to 50% of the share capital can be issued through the exercise or mandatory exercise of equity-linked instruments issued by the board of directors. Our articles of association provide for (i) a conditional share capital for employee participation (article 4b of our articles of association) and (ii) a conditional share capital for financing, acquisitions and other purposes (article 4c of our articles of association), both of which set forth the maximum number of new common shares that the board of directors is authorized to use as underlying of such equity-linked instruments. Our conditional share capital for employee participation (article 4b of our articles of association) authorizes our board of directors to issue a certain number of common shares through the direct or indirect issuance of shares, or through the exercise or mandatory exercise of rights to acquire shares or through obligations to acquire shares, which were granted to or imposed on members of the board of directors, members of the executive management, employees, contractors or consultants of the Company or its group companies, or other persons providing services to the Company or its group companies.
At the time of our initial public offering in May 2020, our articles of association provided for a conditional share capital for employee participation that authorized the board of directors to issue up to 11,700,000 common shares pursuant to article 4b of our articles of association. On December 6, 2024 the Company issued 2,152,518 common shares out of the conditional capital for employee participation. To enable the Company to be able to deliver common shares under its various employee participation plans, the board of directors proposes to amend article 4b para. 1 of the articles of association to increase the number of common shares issuable under this conditional share capital from 9,547,482 common shares to 12,776,259 common shares, which corresponds to the maximum number permissible under Swiss law, being 50% of our share capital, minus the number of common shares issuable under our conditional share capital for financing, acquisitions and other purposes (article 4b of our articles of association).
The number of common shares that the Board would be authorized to use as underlying of equity-linked instruments under our conditional share capital for employee participation would correspond to 12.57% of all shares currently in issue.
If this proposal is approved, except as required under NYSE listing standards, no further authorization from shareholders will be necessary or solicited prior to an issuance of common shares under the conditional share capital for employee participation.
Although the maximum number of shares authorized for issuance under our Conditional Share Capital Plan is the maximum number of shares available for issuance under the conditional share capital for employee participation, we do not intend to use the additional shares from this proposal to increase the number of shares authorized for issuance under our Conditional Share Capital Plan. We intend to use our conditional share capital for employee participation for the issuance of common shares upon the exercise of options and vesting of RSUs granted under our share-based compensation plans in the ordinary course of business.
Approval of this proposal does not mean that the maximum number of shares authorized to be issued under the conditional capital for employee participation will, in fact, be issued. Rather, approval of this proposal gives the board of directors, in its discretion, the ability to issue shares to settle awards granted or to be granted under our share-based compensation plans.
Anti-Takeover Effects of the Proposal
Release No. 34-15230 of the SEC Staff requires disclosure and discussion of the effects of any action that may be used as an anti-takeover mechanism. Because the proposed amendments to the articles of association will result in an increase in the conditional share capital for employee participation, this proposal could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the board of directors. An increase in the conditional share capital for employee participation could enable the board of directors to render more difficult or discourage an attempt by a party attempting to obtain control of us by tender offer or other means. The use of the conditional share capital for employee participation to issue common shares or securities convertible into or exercisable for common shares to participants in our share-based compensation plans would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of us and dilute the interest of a party attempting to obtain control of us. Any such issuance could deprive shareholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of common shares or securities convertible into or exercisable for common shares to persons friendly to the board of directors could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to shareholders generally.
As stated above, we have no present intent to use the increase in the conditional share capital for employee participation for anti-takeover purposes, and the proposed amendments to the articles of association are not part of a plan by the board of directors to adopt a series of anti-takeover provisions; however, if this proposal is approved by the shareholders, then a greater amount of common shares or other securities would be available for such purpose than is currently available. This proposal is not the result of any attempt to obtain control of us and the board of directors has no present intent to authorize the issuance of additional common shares or other securities to discourage any such efforts if they were to arise.
Dissenters’ Right of Appraisal
Under Swiss law, shareholders are not entitled to dissenters’ right of appraisal or similar right with respect to this proposal. We will not independently provide shareholders with any such right or similar right.
Interests of Certain Persons in the Proposal
Our directors and executive officers have an interest in this proposal as they are eligible participants under our share-based compensation plans. See “Executive Compensation,” “Director Compensation” and “Security Ownership of Certain Beneficial Owners and Management.”
The Proposal
The board of directors is proposing that the amendments to article 4b paragraph 1 of the articles of association to increase the Company’s conditional share capital for employee participation from 9,547,482 common shares (CHF 763,798.56) to 12,776,259 common shares (CHF 1,022,100.72) be approved, as follows (amendment underlined for ease of reference):
“The share capital may be increased in an amount not to exceed CHF 1,022,100.72 through the issuance of up to 12,776,259 fully paid in registered shares with a par value of CHF 0.08 per share through the direct or indirect issuance of shares, or through the exercise or mandatory exercise of rights to acquire shares or through obligations to acquire shares, which were granted to or imposed on members of the Board of Directors, members of the executive management, employees, contractors or consultants of the Company or its group companies, or other persons providing services to the Company or its group companies.”
Voting Requirement
The affirmative vote of two-thirds of the votes represented is required for this proposal. Abstentions will have the same effect as votes “AGAINST” the applicable proposal. Broker non-votes will have no effect on the result of this proposal.
Recommendation
The board of directors recommends that you vote “FOR” this proposal.

OTHER MATTERS
Other Business at the Annual Meeting
As of the date of this Proxy Statement, we know of no other business that will be conducted at our Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting, unless the shareholder elected otherwise in its instructions to the Independent Proxy, the Independent Proxy will have authority to vote the proxy on such matters in accordance with the recommendation of the board of directors.
2024 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2024, are included in our Annual Report on Form 10-K filed with the SEC on March 27, 2025. This Proxy Statement and our Annual Report are posted on the Investors section of our website adctherapeutics.com and are available from the SEC at its website at sec.gov. You may also obtain a printed copy of this Proxy Statement and the proxy materials, including our Annual Report, management report, annual financial statements, consolidated financial statements, auditors’ reports and compensation report for the year ended December 31, 2024, at no cost, upon written or oral request to us at the following address:
Investor Relations
ADC Therapeutics SA
c/o ADC Therapeutics America, Inc.
430 Mountain Avenue, 4th Floor
New Providence, NJ 07974
(908) 731-5556
Corporate Website
We maintain a website at adctherapeutics.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Delinquent Section 16 Reports
Section 16 of the Exchange Act requires our executive officers and directors, as well as persons who beneficially own more than 10% of our common shares, to file reports on their holdings of and transactions in our common shares. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2024 all required reports were filed in a timely manner other than a Form 3 by Redmile Group LLC, which was filed on February 9, 2024, and a Form 3 by Hans Peter Wild, which was filed on June 6, 2024.
2026 Annual General Meeting of Shareholders
Shareholders wishing to present a proposal for inclusion in our proxy materials for the 2026 annual general meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act must timely submit their proposals so that they are received by our Secretary at the address below no later than December 26, 2025 (120 calendar days prior to the anniversary of our mailing this Proxy Statement). The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement and any such proposal must comply with the requirements of Rule 14a-8 in order to be considered for inclusion in our proxy materials for the 2026 annual general meeting of shareholders. Any communication to be made to our Secretary should be sent to ADC Therapeutics SA, c/o ADC Therapeutics America, Inc., 430 Mountain Avenue, 4th Floor, New Providence, NJ 07974, Attention: Secretary.
Shareholders who, alone or together, represent at least 0.5% of the share capital or voting rights may request that an item be included on the agenda of a meeting of shareholders or that a proposal with respect to an existing agenda item be included in the proxy statement for the 2026 annual general meeting of shareholders. Assuming the 2026 annual general meeting of shareholders is held in accordance with Swiss law on June 3, 2026, shareholders wishing to include an item on the agenda or a proposal with respect to an agenda item (including the nomination of a candidate for election to the board of directors) in the proxy statement for the 2026 annual general meeting of shareholders, other than pursuant to Rule 14a-8 of the Exchange Act, must submit a written notice so that it is received by our Secretary no later than March 5, 2026 (90 calendar days prior to the assumed date of the 2026 annual meeting of shareholders).
Any shareholder proposal or director nominations, including proposals pursuant to Rule 14a-8 of the Exchange Act, must comply with Swiss law and our articles of association.
To solicit proxies in support of director nominees other than the Company’s nominees, a shareholder must give timely notice that complies with the requirements of Rule 14a-19 and which must be received no later than April 6, 2026 (60 days prior to the anniversary of the 2025 annual general meeting of shareholders).

Appendix A
ADC THERAPEUTICS SA
2019 EQUITY INCENTIVE PLAN
(as amended and restated effective June 3, 2025)
Section 1. Purpose. The purpose of the ADC Therapeutics SA 2019 Equity Incentive Plan (the “Plan”) is to motivate and reward employees, directors, consultants and advisors of ADC Therapeutics SA (the “Company”) and its Subsidiaries to perform at the highest level and to further the best interests of the Company and its shareholders. Capitalized terms not otherwise defined herein are defined in Section 20. The Plan and the pool of available Shares established under Section 4 as of the Effective Date of the Plan are intended to provide for grants of Awards for such purpose for a period of at least three years.
Section 2. Eligibility.
(a) Any employee, Non-Employee Director, consultant or other advisor of the Company or any Subsidiary shall be eligible to be selected to receive an Award under the Plan.
(b) Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise) are eligible to be selected to receive grants of Replacement Awards under the Plan.
Section 3. Administration.
(a) The Plan shall be administered by the Committee. The Board may designate one or more directors of the Company as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section. The Committee may issue rules and regulations for administration of the Plan.
(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to:
(i) designate Participants;
(ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan;
(iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;
(iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
(vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) determine whether an Award for the benefit of a Non-Employee Director will be granted to an affiliate of the Non-Employee Director; provided, that no such grant shall be made while the Company is Publicly Listed unless the Company would be eligible to use Securities and Exchange Commission Form S-8 to register the offer and sale of Common Stock to the affiliate pursuant to the Award;
(viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.
Section 4. Shares Available for Awards.
(a) Subject to adjustment as provided in Section 4(c), the maximum number of Shares available for issuance under the Plan shall not exceed 22,591,355 Shares. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.
(b) Any Shares subject to an Award (other than a Replacement Award and any Award granted out of the authorized shares of an acquired plan), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to such Award to the extent that such Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan. Any Shares surrendered or withheld in payment of any grant, acquisition or exercise price of such Award or taxes, duties or social security related to such Award shall become available for issuance under the Plan.
(c) In the event that, as a result of any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Shares or other securities, but other than ordinary cash distributions made in lieu of ordinary cash dividends), recapitalization, share split (share subdivision), reverse share split (share consolidation), reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares (but not, for avoidance of doubt, a mere issuance or repurchase of Shares or other securities in exchange for value, including, without limitation, issuance of shares as compensation for services), or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 17, adjust equitably any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards;
(ii) the number and type of Shares (or other securities) subject to outstanding Awards;
(iii) the grant, acquisition, exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of Shares issued out of the Company’s conditional or authorized share capital or otherwise, or Shares acquired by the Company and/or held as treasury shares. In its sole discretion, the Company or any of its Subsidiaries or any person appointed by any of them may, in its own name or in the name of a Participant and on behalf of a Participant, subscribe to Shares, pay in the issue price and do any other action to create the Shares or direct the Participant to do so. Any Shares delivered pursuant to an Award shall be issued as fully paid shares, and the exercise price and/or subscription price per Share pursuant to any Award, if applicable, shall always be at least equal to or greater than the par value per Share. A Participant shall not have any rights as a shareholder of the Company (including as to voting and dividends) until Shares are actually settled and delivered to the Participant and upon entry of the Participant into the share register of the Company as shareholder of such Shares with voting rights.

Section 5. Restricted Shares and RSUs. The Committee is authorized to grant Awards of Restricted Shares and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a) The applicable Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Shares or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.
(b) Restricted Shares and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote Restricted Shares or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, the Award shall not provide for the payment of such dividend (or a dividend equivalent) to the Participant prior to the time at which such Award, or applicable portion thereof, becomes nonforfeitable, unless required by applicable law, or otherwise provided in the applicable Award Document.
(c) Any Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate.
(d) The Committee may determine the methods by which, and the forms in which payment of the amount owing upon settlement of any RSU Award may be made, including cash, Shares, other Awards, other property or any combination thereof (having a Fair Market Value on the settlement date equal to the relevant payment).
Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.
(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.
(d) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(e) To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised by a cashless exercise net settlement, immediately before its expiration, unless the Participant has given instruction as to the contrary.
(f) The Committee shall determine the conditions, if any, to vesting of Options granted under the Plan, including without limitation any service- or performance-based conditions to vesting of the Option.
(g) No Option will be eligible for the payment of dividends or dividend equivalents, to the extent such Option is subject to Section 409A or 457A of the Code.
Section 7. Share Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”).

(b) The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the grant date of such Option).
(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.
(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(e) To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
(f) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(g) No SAR will be eligible for the payment of dividends or dividend equivalents, to the extent such SAR is subject to Section 409A or 457A of the Code.
Section 8. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.
(a) Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. Unless otherwise determined by the Committee, if the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or the applicable portion thereof, is earned.
(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Committee. Subject to Section 10, Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 9. Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards.
Section 10. Effect of Termination of Service or a Change in Control on Awards.
(a) The Committee may provide in any Award Document the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.
(b) Unless otherwise provided in an Award Document, in the event of a Change in Control involving a merger, acquisition or other corporate transaction, any Award that (i) is not assumed, substituted, replaced or continued in connection with such Change in Control; (ii) is substituted or replaced in connection with such Change in Control, but with an award that does not include substantially the same terms as the substituted or replaced award, including, without limitation, terms with respect to vesting and acceleration of vesting; or (iii) is assumed, substituted, replaced or continued in connection with such Change in Control, but with an award providing for rights with respect to securities that are not publicly traded on an established stock exchange or national market system (provided that this clause (iii) shall not apply in the event of a Change in Control that occurs at a time when the Company is not Publicly Listed), shall, to the extent permissible under applicable law, vest and settle in full (with respect to Performance Awards, assuming achievement of performance criteria at target level), and, with respect to Options and SARs, shall become fully exercisable, in each case as of the effective date of the Change in Control, or, if so determined by the Committee in its discretion, within a reasonable number of days prior to such effective date.
(c) Unless otherwise provided in an Award Document or Committee determination pursuant to Section 10(a), (b) or (d) and to the extent permissible under applicable law, in the event that the Company or a successor or Affiliate terminates a Participant’s employment without Cause, or the Participant terminates his or her employment for Good Reason, in each case such that the Participant experiences a Termination of Service upon or during the 18-month-period following a Change in Control, notwithstanding any provision of the Plan to the contrary, all of such Participant’s outstanding Awards shall immediately vest and settle in full (with respect to Performance Awards, assuming achievement of performance criteria at target level), and, with respect to Options and SARs shall become fully exercisable, in each case as of the date of the Participant’s Termination of Service.
(d) In the event of a Change in Control, notwithstanding anything to the contrary in the Plan or the applicable Award Document, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control, may take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable in order to prevent the dilution or enlargement of the benefits intended to be made available under the Plan or to facilitate the Change in Control transaction:
(i) to cancel any outstanding Award in exchange for a payment in cash, securities or other property or any combination thereof, with a value equal to the value of such Award based on the per share value of Common Stock received or to be received by other shareholders in the event (and, for the avoidance of doubt, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award or other realization of the Participant’s rights, then the Award may be cancelled by the Company without payment of consideration);

(ii) to require the exercise of any Option not exercised by the Participant;
(iii) to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving corporation (or a parent or Subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or Subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or Subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards;
(iv) to make any other adjustments in the number and type of securities (or other consideration) subject to (a) outstanding Awards and in the terms and conditions of outstanding Awards (including the grant or exercise price and performance criteria with respect thereto) in order to prevent the dilution or enlargement of the benefits intended to be made available under the Plan and (b) Awards that may be granted in the future;
(v) to provide that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Shares covered thereby; and
(vi) to provide that any Award shall not vest, be exercised or become payable as a result of such event.
(e) By accepting an Award, each Participant gives a power of attorney to the Company to exercise, sell, assign or otherwise dispose of on behalf of the Participant such Participant’s Awards or of the Shares acquired upon the exercise of Options or settlement of Awards, in order to comply with and give full force and effect to the provisions of this Section 10, including, without limitation, the sale in a Change of Control transaction.
Section 11. General Provisions Applicable to Awards.
(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan and Section 17, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section 11(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates, if any, for Shares, and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, as applicable, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) Without limiting the generality of Section 11(g), the Committee may specify in an Award Document that the Participant’s rights, payments or benefits with respect to an Award are subject to restrictions with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.
(h) The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include (i) a Termination of Service with Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), (ii) violation of material policies, (iii) voluntary termination of employment by the Participant, (iv) other termination of the Participant’s employment as a “bad leaver,” (v) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or (vi) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates; provided, however that, no such reduction, cancelation, forfeiture of recoupment of an Award for any of the reasons set forth in clauses (ii) through (vi) above, for a Participant who is an executive officer or director of the Company, shall be effective unless and until the Participant has been given a reasonable opportunity to discuss the basis for termination with the Chair of the Committee.
(i) Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, but only to the extent that (i) such policies or procedures (A) are necessary to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (B) with respect to an Award, apply in the case of termination of the Participant’s employment for Cause or (ii) the Committee otherwise determines in its reasonable discretion that such a clawback is necessary to satisfy one or more fiduciary obligations to the Company of the Committee or the members thereof.
Section 12. Amendments and Termination.
(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 11(i), or such affected Participant is appropriately compensated by grants of other Awards or cash payments, to the extent that such compensation is not prohibited by Section 409A or Section 457A of the Code as applicable to Participants subject to income taxation in the United States. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan or any Award Document in such manner as may be necessary or desirable to enable the Plan or such Award Document to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(c) and Section 11(c), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent that (i) any such action is made (A) to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (B) to impose any recoupment provisions on any Awards in accordance with Section 11(i) or (C) made with the consent of the affected Participant; or (ii) the affected Participant is appropriately compensated by grants of other Awards or cash payments for any such adverse effect, to the extent that such compensation is not prohibited by Section 409A or Section 457A of the Code as applicable to Participants subject to income taxation in the United States.
(c) Except as provided in Section 8(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 13. Option and SAR Repricing. The Committee may seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Shares, RSU, Performance Award or Other Share-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
Section 14. Miscellaneous.
(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient, including as necessary or desirable to recognize differences in local law, tax policy or custom. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement or any combination thereof) of applicable withholding taxes, duties or social security for which the Participant is ultimately liable in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant, forfeiting outstanding Awards, or selling on behalf of the Participant any of the Shares to which he or she is entitled under any Award and retain the sale proceeds) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, duties and social security. Each Participant shall be responsible for the necessary declarations required under applicable tax laws. The Company and its Affiliates shall have the right to notify the tax authorities of the grant, vesting and settlement of any Award and the exercise of any Option if so required by law.
(f) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.
(g) No Shares shall be issued pursuant to the Plan in the event the Company determines that: (i) it and the Participant have not taken all actions required to register the Shares under the Securities Act and any other applicable securities laws, as may be applicable in the event the Shares are Publicly Listed and there is no exemption from such registration under applicable law; (ii) an applicable listing requirement of any stock exchange on which the Company is listed has not been satisfied; or (iii) another applicable provision of law has not been satisfied.
(h) Each Award Document shall provide that no Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of any state or federal laws and regulatory agencies in any applicable country have been fully complied as required with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.
(i) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(j) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(k) The Committee may determine that any Award must be held in a restricted depository account as designated by the Committee.

Section 15. Effective Date of the Plan. The Plan is initially effective as of December 5, 2019. The Plan as amended and restated herein is effective as of June 3, 2025.
Section 16. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth anniversary of the effectiveness of the Plan (the “Plan Expiration Date”); provided that to the extent permitted by the listing rules of any stock exchanges on which the Company is listed, such Plan Expiration Date may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 12(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 17. Sections 409A and 457A of the Code.
(a) With respect to Awards made to Participants who are subject to taxation in the United States, including under Section 409A and 457A of the Code, the Plan is intended to comply with the requirements of Section 409A and 457A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A and 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and 457A of the Code.
(b) Notwithstanding any provision of the Plan to the contrary or any Award Document, in the event the Committee determines that any Award may be subject to Section 409A or Section 457A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A or Section 457A and thereby avoid the application of any adverse tax consequences under such Sections.
(c) Notwithstanding any provision of the Plan to the contrary or any Award Document, a termination of employment shall not deemed to have occurred for purposes of any provision of an Award that is subject to Section 409A providing for payment upon or following a termination of a Participant’s employment unless such termination is also a “separation from service” and, for purposes of any such provision of such Award, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”
Section 18. Data Protection. The Company holds and processes personal information provided by the Participant, such as name, date of birth, account information, social security number, tax number and contact information, and uses the Participant’s personal data within the Company’s legitimate business purposes and as necessary for all purposes relating to the operation and performance of the Plan. These are:
(i) administering and maintaining Participant records;
(ii) providing the services described in the Plan;

(iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and
(iv) responding to public authorities, court orders and legal investigations, as applicable.
Where required under applicable law, the Company relies on the legal basis of the operation and performance of the Plan and on legitimate interests.
The Company may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan or (vi) regulators and others, as required by law.
If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in any country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data from the E.U. to a third country is subject to appropriate safeguards in the form of EU standard contractual clauses (according to decisions 2001/497/EC, 2004/915/EC, 2010/87/EU) or applicable derogations provided for under applicable law.
The Company will keep personal information for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
The Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.
Section 19. Governing Law. The formation, existence, construction, performance, validity and all aspects whatsoever of this Plan and of each Award Document and any Award granted thereunder, including any rights and obligations arising out of or in connection with the same, shall be governed by, and construed in accordance with, the substantive laws of Switzerland (with the exception of the conflict of law rules). The exclusive place of jurisdiction for any dispute arising out of or in connection with this Plan or any Award Document and any Award granted thereunder shall be Epalinges, Switzerland.
Section 20. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other entity which the Committee determines should be treated as an “Affiliate.”
(b) “Award” means any Option, SAR, Restricted Share, RSU, Performance Award or Other Share-Based Award granted under the Plan.
(c) “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(e) “Board” means the board of directors of the Company.
(f) “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s:
(i) indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company or any of its Subsidiaries, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any of its Subsidiaries;

(ii) having been the subject of any order, judicial or administrative, obtained or issued by any securities law regulator (including the U.S. Securities and Exchange Commission) or criminal law enforcement authority, for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;
(iii) conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any of its Subsidiaries;
(iv) willful violation of the Company’s code of conduct or other material policies set forth in the manuals or statements of policy of the Company or any of its Subsidiaries;
(v) willful neglect in the performance of a Participant’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; or
(vi) material breach of any applicable employment agreement or other agreement with the Company or, if applicable, any other reason or event that qualifies as a valid reason as defined in article 337 of the Swiss Code of Obligations.
The occurrence of any such event described in clauses (ii) through (vi) that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 days after the Company provides notice to such Participant.
Any determination by the Company or any Subsidiary that the Termination of Service of the Participant was made for Cause (or without Cause) for the purposes of outstanding Awards held by such Participant shall not be determined by, and shall not be prejudicial or effective regarding, any determination of the rights or obligations of the Company, any Subsidiary or the Participant for any other purpose.
(g) “Change in Control” means the occurrence of any one or more of the following events:
(i) a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any Person (or a group of Persons acting in concert) other than the Company, directly or indirectly acquires or maintains beneficial ownership of securities of the Company constituting more than 50% of the total combined voting power of the Company’s equity securities issued and outstanding immediately after such acquisition;
(ii) at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii) the consummation of a merger, amalgamation or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company issued and outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining issued and outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total Fair Market Value of the securities of the Company or such surviving entity or parent issued and outstanding immediately after such merger, amalgamation or consolidation; or

(iv) the consummation of any sale, lease, exchange, or other transfer or disposition (including by way of a carve-out or spin-off transaction) to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its Subsidiaries.
Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award to which Section 17 applies that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A and 457A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A and 457A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A and 457A of the Code.
(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(i) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board, or, at the Board’s discretion with respect to any action, references herein to the “Committee” shall refer to the Board.
(j) “Disability” means, with respect to any Participant, “disability” or the state of being “disabled” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document: (i) the Participant’s disability for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which the Participant participates; or (ii) the Participant’s inability, due to physical or mental incapacity, to perform the essential functions of his or her job, with reasonable accommodation, that endures, or is reasonably expected to endure, for 180 days in any 365-day period.
(k) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(l) “Fair Market Value” means (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(m) “Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, the occurrence of any of the following, in each case without the Participant’s written consent:
(i) a material, adverse change in the Participant’s base salary or aggregate annual bonus opportunity, other than a general reduction that affects all similarly situated employees in substantially the same proportions; or
(ii) a material, adverse change in the Participant’s authority, duties, or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law).
The Participant cannot terminate his or her employment for Good Reason unless he or she has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 60 days of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances. If the Participant does not terminate his or her employment for Good Reason within 90 days after the first occurrence of the applicable grounds, then the Participant will be deemed to have waived his or her right to terminate for Good Reason with respect to such grounds.
(n) “Non-Employee Director” means a member of the Board who is not an employee of the Company or an Affiliate.
(o) “Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 6.
(p) “Other Share-Based Award” means an Award granted in accordance with the provisions of Section 9.
(q) “Participant” means the recipient of an Award granted under the Plan.
(r) “Performance Award” means an Award granted in accordance with the provisions of Section 8.
(s) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.
(t) “Person” means a natural person or a partnership, company, association, cooperative, mutual insurance society, foundation or any other body which operates externally as an independent unit or organisation.
(u) “Publicly Listed” means, with respect to a security, that such security is publicly traded on an established stock exchange or national market system; and, with respect to an entity, that such entity is the issuer of a security that is Publicly Listed.
(v) “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise).
(w) “Restricted Share” means any Share granted in accordance with the provisions of Section 5.
(x) “RSU” means a contractual right granted in accordance with the provisions of Section 5 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.
(y) “SAR” means any right granted in accordance with the provisions of Section 7 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.
(z) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.
(aa) “Shares” means common shares of the Company.
(bb) “Subsidiary” means any corporation, limited liability company, joint venture or partnership of which the Company (a) directly or indirectly owns more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.
(cc) “Termination of Service” means:
(i) in the case of a Participant who is an employee of the Company or a Subsidiary, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Subsidiary;

(ii) in the case of a Participant who is a Non-Employee Director, the date that the Participant ceases to be a member of the Board for any reason; or
(iii) in the case of a Participant who is a consultant or other advisor, the effective date of the cessation of the performance of services for the Company or any Subsidiary;
provided, however, that in the case of an employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a member of the Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service; and provided further that a Termination of Service will be deemed to occur for a Participant employed by a Subsidiary when a Subsidiary ceases to be a Subsidiary, unless such Participant’s employment continues with the Company or another Subsidiary.

ADC THERAPEUTICS

VOTE

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Electronic voting instructions must be received by Computershare no later than May 29, 2025, at 11:59 p.m. EDT / May 30, 2025 at 5:59 a.m. CEST

Proxy cards by mail must be received by Computershare no later than May 27, 2025, at 11:59 p.m. EDT / May 28, 2025 at 5:59 a.m. CEST

Vote by Internet

www.envisionreports.com/ADCT

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual General Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 12.

If you wish to vote in favour of Agenda Items 1-12 as recommended by the Board of Directors, you need only mark this box: ☐
In all other cases, please mark the following Agenda Items individually:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.	☐	☐	☐	5.c.	☐	☐	☐	5.i.	☐	☐	☐	9.a.	☐	☐	☐
2.	☐	☐	☐	5.d.	☐	☐	☐	6.a.	☐	☐	☐	9.b.	☐	☐	☐
3.	☐	☐	☐	5.e.	☐	☐	☐	6.b.	☐	☐	☐	9.c.	☐	☐	☐
4.	☐	☐	☐	5.f.	☐	☐	☐	6.c.	☐	☐	☐	10.	☐	☐	☐
5.a.	☐	☐	☐	5.g.	☐	☐	☐	7.	☐	☐	☐	11.	☐	☐	☐
5.b.	☐	☐	☐	5.h.	☐	☐	☐	8.	☐	☐	☐	12.	☐	☐	☐

If a new proposal is made under a new or existing agenda item, I instruct the independent proxy to:

☐ vote against the proposal

☐ abstain